United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒

File by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting material under §240.14a-12

World Acceptance Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(4) and 0-11

July 22, 2024

To the Shareholders of World Acceptance Corporation:
You are cordially invited to attend our 2024 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at 8:45 a.m., local time, on August 21, 2024 at 250 Knightsridge Road, Travelers Rest, South Carolina 29690.
The formal notice of Annual Meeting and the Proxy Statement describing the matters that we expect to act upon at the Annual Meeting are enclosed.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by signing and returning the enclosed proxy card in the enclosed postage-paid return envelope. Your vote is very important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting, and promptly voting your shares by signing, dating and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of solicitation. We have enclosed an envelope, postage prepaid if mailed in the United States, for your convenience. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting at the Annual Meeting.
The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

R. Chad Prashad
President and Chief Executive Officer

WORLD ACCEPTANCE CORPORATION
104 S. Main Street, Suite 400
Greenville, South Carolina 29601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on August 21, 2024

To our Shareholders:
This proxy statement and accompanying proxy card are being furnished to the shareholders of World Acceptance Corporation (referred to herein as the "Company" or "World Acceptance"), in connection with the solicitation of proxies by the Board of Directors of the Company (referred to herein as the "Board" or "Board of Directors") for use at the 2024 Annual Meeting of Shareholders, and at any adjournment or postponement thereof (referred to herein as the "Annual Meeting"), for the purposes set forth in this Notice of Annual Meeting of Shareholders.
Date, Time and Location: World Acceptance will hold its Annual Meeting at 8:45 a.m., local time, on August 21, 2024 at 250 Knightsridge Road, Travelers Rest, South Carolina 29690. At the Annual Meeting, you will be asked to vote on the following matters, which are further described in the attached proxy statement:
1.To elect seven (7) directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;
2.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as described in this proxy statement;
3.To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Who Can Vote: Only shareholders of record at the close of business on July 10, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Proxy Voting: It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. This will not limit your right to attend or vote at the Annual Meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or written notice of revocation, or by voting at the Annual Meeting.

Sincerely,

Luke J. Umstetter
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

WORLD ACCEPTANCE CORPORATION
104 S. Main Street, Suite 400
Greenville, South Carolina 29601

PROXY STATEMENT

This proxy statement (this "Proxy Statement") is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) to be used at our 2024 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Annual Meeting”). Our Annual Meeting will be held at 250 Knightsridge Road, Travelers Rest, South Carolina 29690, at 8:45 a.m., local time, on August 21, 2024. This Proxy Statement and the accompanying form of proxy card are first being mailed or made available to shareholders on or about July 22, 2024.
Appointment of Proxy Holders
The Board asks you to appoint R. Chad Prashad and Luke J. Umstetter as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you indicate otherwise on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and which, under our Eighth Amended and Restated Bylaws (the “Bylaws”), may be properly presented for action at the Annual Meeting.
Who Can Vote
Only shareholders who owned shares of our common stock at the close of business on July 10, 2024, the Record Date for the Annual Meeting, can vote at the Annual Meeting. As of the Record Date, we had 5,851,948 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting for each share held as of the Record Date. There is no cumulative voting in the election of directors.
How You Can Vote
If you are a stockholder of record, you may vote your shares at the Annual Meeting either in person or by mail. Shareholders holding shares through a bank or broker should follow the voting instructions on the voting instruction form received from such bank or broker. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.
Voting by Mail. You may vote your shares by proxy by signing, dating and returning your proxy card in the enclosed postage-prepaid return envelope.
Voting In Person. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote in person at the Annual Meeting. Voting by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person.
If you submit your proxy but do not mark your voting preference, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, in their own discretion.
Revocation of Proxies
If you are a stockholder of record, you can revoke your proxies at any time before they are exercised in any of three ways by:
•voting in person at the Annual Meeting;
•submitting written notice of revocation to the Corporate Secretary that is received prior to the Annual Meeting; or
•submitting another properly executed proxy of a later date that is received prior to the Annual Meeting.
If you hold shares through a bank or broker, you should follow the instructions on the voting instruction form received from such bank or broker to revoke or change your vote.

Proposals to Be Considered
Shareholders will have the opportunity to vote on the following proposals at the Annual Meeting:
1.Elect seven (7) directors;
2.Approve, on an advisory (non-binding) basis, the compensation of our named executive officers as described in this Proxy Statement;
3.Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.
Quorum and Vote Necessary for Action
Quorum. The presence of the holders of a majority of the outstanding shares of the corporation entitled to vote at the Annual Meeting, represented in person or by proxy, is required to constitute a quorum.
Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. Proposals 1 and 2 are deemed “non-routine” matters, while Proposal 3 is deemed a “routine” matter under applicable stock exchange rules. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum for the Annual Meeting but will not be treated as votes cast and thus will have no effect on the vote required for any of the matters to be voted upon at the Annual Meeting. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as shares voted either for or against that matter.
Required Vote. Assuming a quorum is present at the Annual Meeting, directors will be elected (Proposal 1) by a plurality of the votes cast, which means that the seven director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Votes indicated as “withheld” and “broker non-votes” will not be deemed cast for nominees and will have no effect on the outcome of the election (other than with respect to the majority voting policy contained in our corporate governance policy (our "Governance Policy") (See "Corporate Governance-Director Resignation Policy," below)). Despite this plurality voting standard set forth in our Bylaws, our Governance Policy requires that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five (5) days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. Nominees for election to our Board must agree that their nomination is contingent upon adherence to this majority voting policy. See “Corporate Governance—Director Resignation Policy,” below for additional information on this director resignation policy.
The compensation of our named executive officers (Proposal 2) will be approved, on an advisory (non-binding) basis, by the affirmative vote of the majority of the shares voted on such proposal. The appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal 3) will be approved by the affirmative vote of the majority of the shares voted on such proposal. You may vote “for” or “against” or “abstain” from voting with respect to Proposals 2 and 3. Abstentions and “broker non-votes” will not be deemed to be shares voted and thus will have no effect on the outcome of Proposals 1, 2, and 3. If you hold your shares in street name and fail to instruct your broker or nominee how to vote, a “broker non-vote” on Proposals 1 and 2 will occur with respect to your shares; however, on Proposal 3, your broker or nominee will, nonetheless, have discretionary authority to vote your shares if it chooses to do so.
Recommendation of the Board of Directors
The Board recommends that you vote:
1.FOR the election of each of the seven nominees for director;
2.FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this Proxy Statement; and
3.FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

Solicitation of Proxies
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person, by telephone or by electronic transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Important
Please promptly submit your proxy by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or change your vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 21, 2024

The Notice of Annual Meeting of Shareholders, this Proxy Statement, and our Annual Report on Form 10-K are available free of charge at http://wrld.irinfo.com/WRLD2024.html, or through the U.S. Securities and Exchange Commission's (the "SEC") website at www.sec.gov.

PROPOSAL 1 - ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven (7) director candidates for whom individual biographies are presented below for election at the Annual Meeting. Unless you select “withhold” or “for all except” (and specify the nominee(s) for whom you do not intend to vote) on your proxy card, the proxy holders will vote your shares “FOR” each of the seven nominees for director listed below. Although we expect that each of the nominees for director will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Nominating and Corporate Governance Committee and approved by the Board. There are no family relationships among the directors, director nominees, and executive officers of the Company.
The table below sets forth the names, ages, term in office, committee assignments, and biographical information of the nominees for director. Included with each nominee’s biography is a description of the qualifications, experience, attributes and skills of that nominee that led the Board to conclude that each nominee is well qualified to serve as a director. Our Board has determined that all of the nominees, except for R. Chad Prashad who serves as our current President and Chief Executive Officer, are “independent” within the meaning of The NASDAQ Stock Market LLC (“NASDAQ”) listing standards and our Governance Policy.
Required Vote and Recommendation
Assuming the existence of a quorum, directors are elected by a plurality of the votes cast, which means that the seven director nominees who receive the greatest number of “for” votes will be elected. Our Second Amended and Restated Articles of Incorporation provide that cumulative voting is not available in the election of directors. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Votes indicated as “withheld” and “broker non-votes”, if any, will not be deemed cast with respect to this proposal and will have no effect on the outcome of the election (other than with respect to the majority voting policy contained in our Governance Policy (See "Corporate Governance-Director Resignation Policy," below)).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

Director Nominees Standing for Election at the Annual Meeting

Ken R. Bramlett, Jr. (Independent)
Director Since: 1993 Age: 65 Committees: Audit and Compliance Compensation and Stock Option (Chair) Nominating and Corporate Governance
Mr. Bramlett has served as Chairman of the Board since September 2015. He has been a private investor since 2010. Previously, he served as senior vice president and general counsel for COMSYS IT Partners, Inc., a public company, which operated in the information technology services industry, from January 1, 2006 until it was sold in April 2010. In 2005, Mr. Bramlett was a partner with Kennedy Covington Lobdell & Hickman, LLP, a Charlotte, North Carolina law firm. From 1996 to 2004, Mr. Bramlett served in a number of capacities for Venturi Partners, Inc. (formerly known as Personnel Group of America, Inc.), an information technology and personnel staffing services company, including general counsel and on two separate occasions chief financial officer. He also served as a director of that company from August 1997 to January 2001. Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, for 12 years. Mr. Bramlett holds a Bachelor of Arts Degree in Philosophy from Wake Forest University and a Juris Doctor (Law) Degree from the University of North Carolina at Chapel Hill.
Other Directorships and Affiliations (as applicable):
•A Brand Company, LLC (fka Bluegrass Ltd.), 2011 to 2020,
   chair from 2017 to 2020
•Charlotte Wine & Food Weekend, Inc., Director from 1995 to 2015;
   chair in 2005 and 2006

The Board believes that Mr. Bramlett provides the Board with:
•Leadership experience
•Legal experience
•Risk management and oversight experience
•Finance experience
•Corporate governance experience
•General business experience

R. Chad Prashad
Director Since: 2018 Age: 44 Committees: None
Mr. Prashad has served as the Company's President and Chief Executive Officer since June 2018. He served as Senior Vice President and Chief Strategy and Analytics Officer from February 2018 to June 2018 and as Vice President of Analytics from June 2014 to February 2018. Previously, Mr. Prashad served as Senior Director of Strategy Development for Resurgent Capital Services from 2013 to 2014 and Director of Legal Strategy for Resurgent Capital Services, a consumer debt managing and servicing company, from 2009 to 2013. Mr. Prashad holds a Bachelor of Arts in Political Science and dual major Bachelor of Science in Business Administration and Economics from Presbyterian College and a Master of Arts in Economics from Clemson University.

Other Directorships and Affiliations (as applicable):
•Presbyterian College, Trustee since 2022
•Build Carolina, Director since 2022
•National CASA-GAL Association for Children, Director Since 2022
•The Family Effect, Director since 2018
•American Financial Services Association (AFSA), Director since 2018
•Fostering Great Ideas, Director Emeritus, Director 2013-2021,
   serving as chairman in 2015 and 2016

The Board believes that Mr. Prashad provides the Board with:
•Leadership and executive management experience
•Strategic management experience
•Finance experience
•Industry expertise
•Data and analytics experience
•Corporate governance experience

Scott J. Vassalluzzo (Independent)
Director Since: 2011 Age: 52 Committees: Compensation and Stock Option Nominating and Corporate Governance (Chair)
Mr. Vassalluzzo is a Managing Member of Prescott General Partners LLC (“PGP”), an investment adviser registered with the SEC. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the “Prescott Partnerships”). Mr. Vassalluzzo joined the Prescott Organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott’s reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). The Prescott Partnerships have been shareholders of the Company for 31 years. Mr. Vassalluzzo holds a Bachelor of Science Degree in Accounting from Pennsylvania State University and a Master of Business Administration Degree from Columbia University.

Other Directorships and Affiliations (as applicable):
•Cimpress, NV, Director since 2015, including serving as chairman of its compensation committee
•Credit Acceptance Corporation (NASDAQ: CACC), Director since 2007

The Board believes that Mr. Vassalluzzo provides the Board with:
•Leadership experience
•Risk management and oversight experience
•Finance experience
•Corporate governance experience
•General business experience

Charles D. Way (Independent)
Director Since: 1991 Age: 71 Committees: Audit and Compliance (Chair) Compensation and Stock Option
Mr. Way is currently a private investor following an extensive career at Ryan’s Restaurant Group, Inc., a publicly traded restaurant company that was acquired by Buffets, Inc. in 2006. While at Ryan’s, he served as Chief Executive Officer from 1989 to 2006, President from 1988 to 2004, Executive Vice President from 1986 to 1988, Vice President and Chief Financial Officer from 1981 to 1986, Treasurer and Secretary from 1981 to 1988, and Controller from 1979 to 1981. He holds a Bachelor of Science Degree in Accounting from Clemson University.

Other Directorships and Affiliations (as applicable):
•Ryan’s Restaurant Group, Director 1981 to 2006; chairman from 1992 to 2006

The Board believes that Mr. Way provides the Board with:
•Leadership experience
•Risk management and oversight experience
•Finance experience
•Corporate governance experience
•General business experience

Darrell E. Whitaker (Independent)
Director Since: 2008 Age: 66 Committees: Audit and Compliance Nominating and Corporate Governance
Mr. Whitaker has been the President and Chief Operating Officer of IMI Resort Holdings, Inc., a real estate brokerage firm, since 2004. Before joining IMI, Mr. Whitaker served as the Chief Operating Officer and Vice President of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high-end resort communities. He joined The Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming Chief Operating Officer in August 2001. In addition, he has held executive management positions with other publicly traded companies, such as Ryan’s Family Steak House, Inc., Baby Superstores, Inc., and Food Lion, Inc. He holds a Bachelor of Science Degree in Business Administration from the University of South Carolina Upstate and was voted the most outstanding alumnus from the school of business in 1994.

In addition, Mr. Whitaker is a licensed real estate broker in the states of South Carolina and Georgia, has been a licensed CPA in the state of South Carolina since 2001, and holds a chartered global management accountant designation.

The Board believes that Mr. Whitaker provides the Board with:
•Leadership experience
•Risk management and oversight experience
•Finance experience
•Corporate governance experience
•General business experience

Elizabeth R. Neuhoff (Independent)
Director Since: 2021 Age: 54 Committees: Compensation and Stock Option
Ms. Neuhoff served as President and CEO of Neuhoff Communications, an award-winning, privately held broadcast and digital media company from 2012 to 2022. Previously, she served in a number of capacities at INTEREP, an independent national media marketing firm from 1993 to 2005 including as Executive Vice President. Ms. Neuhoff holds a Bachelor of Arts degree from the University of Oklahoma.

Other Directorships and Affiliations (as applicable):
•Focus Financial (FOCS), Director since 2022 (Audit Committee)
•Zip’s Car Wash, Director since 2021
•West Best Mutual Insurance Company, Director since 2015
•Women Corporate Directors, Member, since 2015
•Young President’s Organization, Member, since 2013
•International Women’s Forum, Member, since 2013
•Alliance for Women in Media, NY, Member, since 2012
•Gray Television, Director from 2015 to 2019
•National Association of Broadcasters, Second Vice President, 2015 to 2018

The Board believes that Ms. Neuhoff provides the Board with:
•Leadership experience
•Risk management and oversight experience
•Finance experience
•Corporate governance experience
•General business experience

Benjamin E. Robinson III (Independent)
Director Since: 2021 Age: 60 Committees: Audit and Compliance
Mr. Robinson served as Chief Administrative Officer at Taylor Strategy, a sports and entertainment PR firm from 2020 to 2022, where he was responsible for oversight of critical operational and strategic functions. He also served several capacities at Prudential Financial between 2010 and 2015 including as Senior Vice President, Chief Administrative Officer, Prudential Annuities from 2010 to 2015. Prior to that, he held several executive roles at Bank of America from 2002 to 2010 as well as at Mastercard where he was CEO of Mastercard Cardholder Solutions and Chief Privacy Officer, Mastercard International from 1997 to 2002. Mr. Robinson also served as a Lieutenant and public affairs officer for the US Navy Reserve, a member of the Federal Reserve Board Consumer Advisory Council and as a congressional advisor to the US House of Representatives Committee on Banking, Finance and Urban Affairs. Mr. Robinson holds a Doctorate in Public Policy: Banking and Finance from Union Graduate School, a Master of Arts in Public Policy from Trinity College, and a Bachelor of Arts degree from Bates College.

Other Directorships and Affiliations (as applicable):
•Bates College, Board of Trustees since 2022
•William Penn Charter School, Board of Trustees since 2002
•Bottomline Technologies, Director, 2016 to 2022
•Johnson & Wales University, School of Business, College Chair, 2016 to 2021
•Providence Day School, Chair, Board of Trustees 2008 to 2018
•Pfeiffer University, Member Board of Trustees, Vice Chair 2007 to 2015
•Federal Reserve System, Consumer Advisory Council 2003 to 2005

The Board believes that Mr. Robinson provides the Board with:
•Leadership experience
•Risk management and oversight experience
•Finance experience
•Corporate governance experience
•General business experience

Board Diversity Matrix
The following matrix includes all directors serving as of March 31, 2024 and 2023.

Board Diversity Matrix
Total Number of Directors	7

Part I: Gender	Female	Male
Directors	1	6
Part II: Demographic Background
African American or Black		1
Asian		1
White	1	4

CORPORATE GOVERNANCE
Governance Policy
We believe that good corporate governance practices are essential to our core values of ethical business, service of shareholders’ interests, and good corporate citizenship. The Board adopted our Governance Policy in furtherance of those goals and to promote the effective functioning of the Board and its committees and to ensure a common understanding among individual directors and management concerning the operation of the Board and its committees.
Cybersecurity Governance

For a discussion of our Cybersecurity Governance, see “Cybersecurity” under Part I Item 1C to our Annual Report on Form 10-K for the year ended March 31, 2024.
Code of Business Conduct and Ethics
The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers and employees of the Company, including our President and Chief Executive Officer (our principal executive officer), our Executive Vice President and Chief Financial and Strategy Officer (our principal financial officer), and our Senior Vice President of Accounting (our principal accounting officer).  The Code of Ethics is available on our website.  In the event the Company amends any of the provisions of the Code of Ethics that require disclosure under applicable law, SEC rules or NASDAQ listing standards, we intend to disclose such amendment on our website. Any waiver of the Code of Ethics for any executive officer or director must be approved by the Board or a Board committee and will be promptly disclosed as required by law or applicable stock exchange or trading market regulation.
Insider Trading Policy
For a discussion of our Insider Trading Policy, see “Directors, Executive Officers and Corporate Governance—Insider Trading Policies and Procedures” under Part III Item 10 to our Annual Report on Form 10-K for the year ended March 31, 2024.
Equity Grant Policy
Stock options are a component of our long-term incentive program for our eligible employees. The Compensation and Stock Option Committee does not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and does not time the public release of such information based on stock option grant dates. Other than on a predetermined schedule, we have not granted stock options or similar awards during periods in which there is material nonpublic information about the Company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

The Compensation and Stock Option Committee typically grants stock options to eligible employees in the first quarter of the fiscal year in connection with the annual compensation-setting process, or on a case-by-case basis in connection with new hires and promotions. Stock option grants are effective on the date of the meeting or unanimous written consent (or on the next trading day following such date if it is not a trading day).

During the period covered by this report, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Availability of Policies and Board Committee Charters
Copies of our Governance Policy, Code of Ethics, Insider Trading Policy and the charters, as amended, of the Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee of the Board are all available on our website at www.worldacceptance.com (by clicking on the "Corporate Governance Docs" link under the “Important Documents” heading on the homepage) and to any shareholder who requests a copy by writing to the Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606. References to our website throughout this Proxy Statement and the accompanying materials are for informational purposes only or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate by reference the contents of our website into this Proxy Statement or the accompanying materials.
Director Independence
Our Governance Policy requires that a majority of our directors be “independent directors.” An “independent director” is someone who (i) satisfies the criteria for independence established by SEC rules and NASDAQ listing standards, (ii) who has not been employed by the Company in the past three years, and (iii) as to whom neither the person nor a family member of such person has received more than $100,000 in compensation from the Company in any 12-month period during the past three years (other than for Board service). The Board has determined that Ken R. Bramlett, Jr., Scott J. Vassalluzzo, Charles D. Way, Darrell E. Whitaker, Elizabeth R. Neuhoff, and Benjamin E. Robinson III are independent within the meaning of the NASDAQ rules and our Governance Policy. However, the Board previously determined that R. Chad Prashad is not independent due to his employment as an executive officer with the Company.
Board Leadership
Our Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Our Governance Policy and Bylaws provide that the Board will appoint an independent director to act as a non-executive Chairman of the Board, who must meet the standards for determining director independence set forth by NASDAQ and our Governance Policy.
The positions of Chairman of the Board and Chief Executive Officer are therefore held by separate individuals, with Ken R. Bramlett, Jr., an independent director, serving as Chairman and R. Chad Prashad serving as our Chief Executive Officer. The Chief Executive Officer establishes the corporate direction and strategy and is responsible for the day-to-day leadership and performance of the Company, while the Chairman acts as principal liaison between the independent directors and the Chief Executive Officer, coordinates the activities of the independent directors, receives and oversees responses to shareholder communications, approves retention of counsel or consultants who report to the Board, advises the Board as to an appropriate schedule for Board and committee meetings, establishes with the CEO the agenda for meetings of the Board and presides over meetings of the full Board. In addition, the Chairman performs such other duties as may be directed by the Board. The Board reserves for its action certain material or strategic matters and directs the Chief Executive Officer as to matters of Company action on which the Board is to be kept informed. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer. We believe this structure facilitates efficient management oversight and assists the Board in meeting its governance duties. The Board believes that our current leadership structure is appropriate for us at this time.
Executive Sessions of Independent Directors
Consistent with our Governance Policy, independent directors meet separately from the other director(s), if any, and without management present at regularly scheduled executive sessions. Executive sessions are generally held after each regularly scheduled Board meeting and are presided over by the Chairman of the Board. The Chairman coordinates and develops the agenda for executive sessions.
Board Risk Oversight
The Board is responsible for overseeing the Company’s risk profile and management’s processes for assessing and managing risk. The Board and its committees take an active role in overseeing the assessment and management of risks. The Board believes an effective risk management system will (i) timely identify the material risks faced by the Company, (ii) ensure communication of necessary information with respect to material risks to senior executives and, as appropriate, the Board or relevant committees, (iii) facilitate implementation of appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making. The Board and its committees regularly receive information regarding our financial position, capital structure, operations, cybersecurity, strategy, compensation, compliance activities, corporate governance matters, and risk management from senior management. During its review of such information, the Board and its committees discuss, review, and analyze risks associated with each area and reviews and approves all governance documentation. Such governance documentation includes committee charters, Company compliance documentation, the Company's Insider Trading Policy, the Company's compensation Clawback Policy and risk assessments for the Company. as well as filings required to describe policies, procedures and compensation practices under applicable laws and requirements.
Certain significant categories of risk are assigned to designated Board committees (which are comprised solely of independent directors), which report to the full Board. The Board of Directors is regularly informed about the activities of its committees through committee reports and other communications. In general,

•the full Board oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital and major capital transactions and expenditures, and the strength of the finance function;
•the Audit and Compliance Committee oversees risks related to financial controls and internal audit, legal, regulatory and compliance risks, related party transactions, technology, data protection, privacy, information security, cybersecurity and the overall risk management governance structure and risk management function;
•the Compensation and Stock Option Committee oversees the risks associated with our compensation plans and arrangements, including risks related to human capital management, recruiting, retention, and attrition and oversees our compensation programs so that they do not incentivize excessive risk-taking as described in more detail below under “Corporate Governance-Committees of the Board-Compensation and Stock Option Committee;” and
•the Nominating and Corporate Governance Committee oversees risks associated with our overall governance practices and the leadership structure of our Board of Directors.
In performing their oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. In addition, the Board and its committees review the performance and functioning of the Company’s overall risk management function and senior management’s establishment of appropriate systems for managing legislative and regulatory risk, credit/counterparty risk, market risk, interest rate risk and asset/liability matching risk, insurance risk, liquidity risk, operational risk and reputational risk. The Board believes the leadership structure described above appropriately supports administration of the risk oversight function.
Committees of the Board
The Board has a standing Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. The following table shows the current membership of each of these committees.

Director Name	Audit and Compliance	Compensation and Stock Option	Nominating and Corporate Governance
Ken R. Bramlett, Jr.	Member	Chair	Member
R. Chad Prashad
Scott J. Vassalluzzo		Member	Chair
Charles D. Way	Chair	Member
Darrell E. Whitaker	Member		Member
Elizabeth R. Neuhoff		Member
Benjamin E. Robinson III	Member
Audit and Compliance Committee
The Audit and Compliance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is appointed to assist the Board in discharging its oversight responsibilities relating to (i) the Company’s accounting, auditing, and financial reporting processes generally, including the performance and independence of the independent registered public accounting firm and the audits of the Company’s financial statements, (ii) the Company’s systems of internal controls regarding finance and accounting, (iii) the establishment and administration of the Company’s Compliance Management System (“CMS”), which is designed to ensure compliance with applicable consumer financial laws and address and prevent associated risk of harm to consumers, and (iv) the Company’s risk management and compliance with legal and regulatory requirements. The Audit and Compliance Committee has ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. The Audit and Compliance Committee also reviews and considers any “related person” transactions, within the meaning of Item 404(a) of Regulation S-K of the SEC, as well as any matters regarding the Company’s outside directors which the

Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors. The Audit and Compliance Committee carries out all other tasks and responsibilities as more fully described in its charter.
The Board has determined, in accordance with NASDAQ listing standards, applicable SEC rules and our Governance Policy, that each member of the Audit and Compliance Committee is an independent director. In addition, the Board has determined that each member of the Audit and Compliance Committee meets the heightened independence requirements for audit committee members under the Exchange Act, applicable SEC rules and NASDAQ listing standards. The Board has also determined that each current member of the Audit and Compliance Committee, Messrs. Way, Bramlett, Robinson and Whitaker, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Compliance Committee met four times with management and the Company’s independent registered public accounting firm to review interim financial information prior to its public release as well as to receive compliance and internal audit updates during fiscal year 2024. Additional information regarding the Audit and Compliance Committee is set forth below under “Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm.”
Compensation and Stock Option Committee
The Compensation and Stock Option Committee is appointed to assist the Board in discharging its responsibilities relating to (i) compensation of the Company’s non-employee directors and executive officers (as defined in its charter) and (ii) the granting of stock options and other forms of equity compensation under the Company’s stock option plans and other, current or future, equity compensation plans. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies, and programs of the Company and for formulating, revising, and administering the Company’s equity compensation plans. The Committee administers the Company’s 2008 Stock Option Plan, the 2011 Stock Option Plan, and the 2017 Stock Incentive Plan. The Board has determined that each member of the Compensation and Stock Option Committee is (i) an independent director in accordance with the independence requirements for compensation committee members under NASDAQ listing standards and our Governance Policy, including the heightened independence requirements for compensation committee members; and (ii) a “non-employee director” under applicable SEC regulations.
The Compensation and Stock Option Committee reviews and considers the appropriateness of the Company’s compensation policies and practices as they relate to risk management and risk-taking initiatives. As part of this assessment, the Compensation and Stock Option Committee discusses the following:
•whether the current compensation program is achieving the objectives that the Compensation and Stock Option Committee intended the program to achieve, including retention of key personnel and tying pay to performance;
•whether there are or have been unintended consequences associated with the Company’s executive compensation program;
•whether the components of the compensation program encourage or mitigate excessive risk-taking;
•whether the Company’s general risk management controls serve to preclude decision-makers from taking excessive risk in order to achieve incentives; and
•whether the balance between short-term and long-term incentives is appropriate to retain highly qualified individuals.
The Compensation and Stock Option Committee met three times during fiscal year 2024. Additional information regarding the Compensation and Stock Option Committee is set forth below under “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is appointed to assist the Board in discharging its responsibilities relating to (i) identifying and recommending qualified individuals for service on the Board and its committees, (ii) evaluating the composition of the Board and its committees, (iii) reviewing the Company’s governance policies and procedures, and (iv) overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee is also charged with reviewing management succession plans with our Chief Executive Officer and with periodically reviewing and assessing the adequacy of our Governance Policy and Code of Ethics and recommending to the Board any proposed changes that the Nominating and Corporate Governance Committee deems necessary or advisable. The Nominating and Corporate Governance Committee carries out all other tasks and responsibilities as more fully described in its charter. The Board has determined, in accordance with NASDAQ listing standards and our Governance Policy, that each member of the Nominating and Corporate Governance Committee is an independent director. The Nominating and Corporate Governance Committee met two times during fiscal year 2024. For additional information regarding the Nominating and Corporate Governance Committee, see “Corporate Governance-Director Nominations.”
Our Governance Policy requires the Nominating and Corporate Governance Committee to assess the performance of the Board as a whole at least annually and give a report of its assessment to the Board.
Committee Advisors
The charter of each of the Audit and Compliance Committee, the Compensation and Stock Option Committee, and the Nominating and Corporate Governance Committee authorizes the committee to engage outside counsel and advisors, including search firms in the case of the Nominating and Corporate Governance Committee and compensation consultants in the case of the Compensation and Stock Option Committee, and requires the Company to provide appropriate funding, as determined by the committee, for any such counsel or advisors.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, the Compensation and Stock Option Committee was composed of Messrs. Bramlett (Chair), Vassalluzzo, and Way and Ms. Neuhoff. None of the members of the Compensation and Stock Option Committee during fiscal year 2024 were either an officer or employee of the Company or a former officer of the Company. During fiscal year 2024, no executive officer of the Company served as a director or as a member of the compensation committee of the board of directors of another company which had an executive officer serving as a director of the Company or as a member of the Compensation and Stock Option Committee. In addition, during fiscal year 2024, no member of the Compensation and Stock Option Committee engaged in any related party or other transaction of a type that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.
Director Attendance at Board and Committee Meetings and the Annual Meeting of Shareholders
During fiscal year 2024, the Board held four meetings, and each director attended at least 75% of these meetings during the time in which she/he was a director. Each director also attended all of the meetings of the committees of the Board on which such director served during the time in which she/he was a committee member during fiscal year 2024.
Our Governance Policy requires a majority of our directors to attend the Annual Meeting, either in person or by telephone, absent extenuating circumstances. All of the nominees for election at the 2024 annual meeting of shareholders, who were serving as directors at such time, attended the prior year's annual meeting. The Company expects all nominees and directors to attend the Annual Meeting.
Director Nominations, Board Diversity, Qualifications, Skills and Experiences of our Directors
Director Nominations and Assessments
The Board is responsible for nominating Board members and for filling vacancies on the Board that may exist between annual meetings of shareholders, except to the extent that the Company’s Bylaws or applicable South Carolina law require otherwise. The Board has delegated the screening process for director nominees to the Nominating and Corporate Governance Committee. Each member of such committee is an independent director in accordance with NASDAQ listing standards and our Governance Policy.
The Nominating and Corporate Governance Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information. This information is evaluated against the criteria stated below and the specific needs of the Company at that time. After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process. Incumbent directors, however, generally are not required to interview again after their initial term. On the basis of the information learned during this process, the Nominating and Corporate Governance Committee determines which individuals to recommend to the Board for nomination.
When seeking new director candidates, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, or others. Consistent with our Governance Policy, the Nominating and Corporate Governance Committee will also consider nominating candidates recommended by shareholders on a case-by-case basis. Shareholders may recommend a candidate in writing by following the instructions below under "Shareholder Communications with Directors." Candidates recommended by shareholders are considered on the same basis and by the same standard as candidates selected by the Nominating and Corporate Governance Committee. It is important to distinguish between the recommendations of nominees by shareholders and nominations by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of the Company. Our Bylaws include advance notice provisions for shareholder nominations, which, among other things, set forth the information shareholders must provide regarding themselves and the director nominee when submitting nominations and require such information to be submitted no sooner than 120 days and no later than 90 days prior to the anniversary date of the Company’s last annual meeting of shareholders. See “Submission of Future Shareholder Proposals and Nominations for the 2025 Annual Meeting of Shareholders” for further information regarding the nomination process.
Our Governance Policy outlines certain general criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and should be persons who have demonstrated exceptional professional ability, diligence, and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. Directors should be willing and able to devote the required amount of time to Company business. The Nominating and Corporate Governance Committee believes that directors should have expertise that may be useful to the Company, and that the directors as a group should provide the Board with the following experience:
•Leadership experience. Directors with experience in significant leadership positions over an extended period, especially CEO or other C-level positions, provide the Company with special insights. These individuals generally possess strong leadership qualities and the ability to identify and develop those qualities in others. They also demonstrate practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth.
•Finance experience. An understanding of finance and financial reporting processes is important. The Company measures its operating and strategic performances primarily by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. The Nominating and Corporate Governance Committee seeks to have a number of directors who qualify as audit committee financial experts, as well as an entire Board composed of financially literate directors.
•Risk management oversight experience. The Nominating and Corporate Governance Committee believes that risk management oversight experience is critical to fulfill the Board’s responsibility to oversee the risks facing the Company.
•Corporate governance experience. The Nominating and Corporate Governance Committee believes that directors with corporate governance experience support the goals of a strong Board and management accountability, transparency, and promotion of shareholders’ interests.
•Legal experience. The Nominating and Corporate Governance Committee believes that legal experience is valuable to the Board’s oversight of the Company’s legal and regulatory compliance.
•General business experience. The Nominating and Corporate Governance Committee believes that general business experience, as well as practical experience, is valuable to an understanding of the Company’s business goals and strategies and helps to ensure that the Board is well rounded with respect to business issues.
When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors in addition to those factors discussed above that the Company considers important qualifications for Board service. These other factors include whether the candidate is independent from management and the

Company, the composition of the existing Board, and the candidate’s existing commitments to other businesses. The Company’s Nominating and Corporate Governance Committee has used Find Great People, a nationally recognized talent acquisition and human resources consulting firm to assist in identifying or evaluating recent board candidates. However, the Nominating and Corporate Governance Committee may not always engage a third party to provide these services in the future.
Board Diversity Policy
In June 2019, our Board adopted a diversity policy (the "Diversity Policy") to further reinforce our commitment to achieve and maintain Board diversity in its broadest sense, reflecting, but not limited to, professional experience, industry background, education, geography, gender, race, ethnicity, sexual orientation, national origin, age, social class, beliefs, religion, and disability. The Board believes that maintaining a diverse membership with varying backgrounds, perspectives, skills, experiences, and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better serve as effective, engaged stewards of our shareholders’ interests. The Diversity Policy tasks the Nominating and Corporate Governance Committee with assessing Board composition and identifying suitable candidates for appointment or re-election to the Board while considering candidates based on merit and suitability having due regard to the benefits of diversity and the needs of the Board.
Pursuant to the Diversity Policy, the Nominating and Corporate Governance Committee will periodically assess the expertise, experience, skills, and backgrounds of its directors in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of knowledge, experience, skills, and backgrounds, including an appropriate number of minority and women directors. The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views, with the goal of being free of conscious or unconscious bias and discrimination. The Board believes promotion of diversity is best served through careful consideration of all the knowledge, experience, skills, and backgrounds of each individual candidate for director in light of the needs of the Board without focusing on a single diversity characteristic.
In the event of a vacancy on the Board, the Nominating and Corporate Governance Committee will include in its initial list of director candidates for potential recommendation to the Board one or more qualified women and minority candidates. The Nominating and Corporate Governance Committee will periodically assess the Diversity Policy's effectiveness in promoting a diverse Board and recommend any revisions to the Board.
Service on Other Boards; Retirement
Directors are limited by our Governance Policy to serving on no more than five public company boards of directors. There are no predetermined term limits for directors. At a meeting held on June 14, 2024, the Board adopted amendments to our Governance Policy to provide that a director will generally not serve beyond the term in which he or she attains the age of 75, provided that the Board may unanimously renominate a candidate over 75 years of age on an annual basis due to special circumstances based on a director's particular contributions and expertise.

Policy Regarding Director Changes in Employment
Our Governance Policy also requires a director who changes his or her employer or otherwise has a significant change in job responsibilities to give the Board written notice of the change and tender to the Board a letter of resignation resigning from the Board. The Board, through the Nominating and Corporate Governance Committee, then determines whether or not to accept the resignation from the Board or from one or more of the committees.
Board Refreshment
In recent years we have added new directors, including one female director and one ethnically diverse director. As directors retire we will continue to look for opportunities to add new highly qualified directors consistent with our existing policies.
Director Resignation Policy
Our Governance Policy requires that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five (5) days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. Nominees for election to our Board must agree that their nomination is contingent upon adherence to this director resignation guideline. The Nominating and Corporate Governance Committee will consider such tendered resignation and, promptly following the date of the annual meeting of shareholders at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will take formal action on the Committee’s recommendation no later than 90 days following the date of the shareholder meeting at which the election occurred. Following the Board’s decision, the Company will promptly disclose, in a Form 8-K filed with the SEC, the Board’s decision.
Shareholder Communications with Directors
Any shareholder who wishes to communicate with the Board or any one or more individual directors may do so by writing to this address:
World Acceptance Corporation
Board Administration
c/o Corporate Secretary
P.O. Box 6429
Greenville, South Carolina 29606
Your letter should indicate that you are a shareholder. Such communications will be reviewed by our Corporate Secretary and Chairman of the Board, who will remove communications relating to solicitations, improper or irrelevant topics and the like. All other shareholder communications will be promptly forwarded to the applicable member(s) of the Board or to the entire Board, as requested in the shareholder communication.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
During fiscal year 2024, there were no transactions that were deemed to be related person transactions. The Audit and Compliance Committee reviews and considers any related person transactions within the meaning of Item 404(a) of Regulation S-K of the SEC, as well as any matters regarding the Company’s outside directors, which the Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors.
The Company has adopted a written related person transaction policy as defined by Item 404 of Regulation S-K. Related Parties are defined by the policy as 1) a director or director nominee, 2) an executive officer, 3) a person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, and 4) a person known by the Company to be an immediate family member of any of the foregoing. The policy requires that any Related Party Transaction, defined as any transaction in which any Related Party had or will have a direct or indirect interest, be disclosed to management and reviewed by the Audit and Compliance Committee. A Related Party Transaction also includes any amendment or modification to an existing Related Party Transaction. Under the policy, management and the Board are notified of Related Party Transactions through several channels including a) voluntary notifications, b) committee meeting requests, c) Director’s and Officer’s (D&O) Questionnaires and d) a Disclosure Committee Checklist completed during the quarterly Disclosures Committee meeting, which includes a statement that the executive officer knows of no unlisted material Related Party Transactions.
At each of its meetings, the Audit and Compliance Committee are provided with the details of each new, existing or proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant Related Party. In determining whether to approve a Related Party Transaction, the Audit and Compliance Committee considers, among others, the following factors to the extent relevant to the Related Party Transaction: w) whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party, x) whether there are business reasons for the Company to enter into the Related Party Transaction, y) whether the Related Party Transaction would impair the independence of an outside director and z) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company, considering the size of the transaction, the overall financial position of the Related Party, the direct or indirect nature of the Related Party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit and Compliance Committee deems relevant. Any member of the Audit and Compliance Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction, but may, if so requested by the Chairperson of the Audit and Compliance Committee, participate in some or all of the Audit and Compliance Committee's discussions of the Related Party Transaction. Upon completion of its review of the transaction, the Audit and Compliance Committee may determine to permit or to prohibit the Related Party Transaction.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information set forth below is furnished as of the Record Date, with respect to common stock owned beneficially or of record by (i) persons known to the Company to be the beneficial owners of more than 5% of its common stock as of the Record Date, (ii) each of the directors and nominees individually, (iii) each of the executive officers included in the summary compensation table (each, a “Named Executive Officer” or “NEO”), and (iv) all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person’s shares shown in the table. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable by the applicable beneficial owner in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.
Ownership of Common Stock by Certain Beneficial Owners(1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Prescott General Partners, LLC (2) 2220 Butts Road, Suite 320 Boca Raton, Florida 33431	2,037,495	34.8%
CAS Investment Partners, LLC (3) Sosin Partners, L.P. CSWR Partners, L.P. Clifford Sosin 135 E. 57th Street, Suite 18-108 New York, NY 10022	562,491	9.6%
BlackRock, Inc. (4) 55 East 52nd Street New York, New York 10055	599,853	10.3%
Thomas W. Smith (5) 2220 Butts Road, Suite 320 Boca Raton, Florida 33431	592,150	10.1%
The Vanguard Group (6) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	372,666	6.4%
(1)Although the amounts of shares beneficially owned and other information in the table is derived from sources described in the footnotes below, the percent of class information is derived by calculating the reported amounts as a percent of the 5,851,948 shares outstanding as of the Record Date.
(2)Based on a Schedule 13D/A filed on February 12, 2020 filed jointly by the persons named in the table below and other information made available to us. In their capacities as managing members of the Prescott General Partners LLC ("PGP"), Thomas W. Smith and Mr. Vassalluzzo also may be deemed to beneficially own the shares beneficially owned by PGP. PGP is the general partner of Idoya Partners L.P. Prescott Associates L.P., and Prescott International Partners L.P. The shares shown as held by PGP in the beneficial ownership table above does not reflect shares by other reporting persons included in the jointly filed Schedule 13D/A since they disclaim being members of a “group” for reporting purposes.

Name	Shared Voting and Dispositive Power	Sole Voting and Dispositive Power	No Voting and Shared Dispositive Power	Total
Scott J. Vassalluzzo	—	31,788	—	31,788
Thomas W. Smith	82,150	510,000	—	592,150
Idoya Partners L.P.	576,394	—	—	576,394
Prescott Associates L.P.	1,407,728	—	—	1,407,728
Prescott International Partners L.P.	53,373	—	—	53,373
Prescott General Partners LLC	2,037,495	—	—	2,037,495
(3)Based on a Schedule 13G/A filed on February 14, 2024. CAS Investment Partners, LLC (“CAS”), Sosin Master, L.P. (the “Fund”), CSWR Partners, L.P. ("CSWR") and Clifford Sosin reported voting power and dispositive power over an aggregate of 562,491 shares owned by the Fund and CSWR. Mr. Sosin is the managing member of CAS, and CAS is the investment adviser of the Fund and CSWR. Thus, CAS and Mr. Sosin may be deemed to beneficially own a total of 562,491 shares. Mr. Sosin disclaims beneficial ownership of any of the shares.
(4)Based on a Schedule 13G/A filed on January 24, 2024. BlackRock, Inc. reported sole voting power over 591,312 shares and sole dispositive power over 599,853 shares.
(5)Based on a Schedule 13D/A filed on February 12, 2020 filed jointly by the persons named in the table in footnote (2) and other information made available to us. Mr. Smith may be deemed to beneficially own (i) 510,000 shares held by various trusts due to his roles related to such trusts which provide him with sole voting and dispositive power over the shares and (ii) 82,15082,150 shares held by Prescott Investors, Inc Profit Sharing Plan ("PIIPS"), due to his role as trustee of PIIPS and shared voting and dispositive power over such shares. The shares shown as held by Mr. Smith in the beneficial ownership table above does not reflect the shares that he may be deemed to beneficially own in his capacity as managing member of PGP (see footnote (2)) or shares held by other reporting persons included in the jointly filed Schedule 13D/A since they disclaim being members of a "group" for reporting purposes.
(6)Based on a Schedule 13G/A filed on February 13, 2024. The Vanguard Group ("Vanguard") reported sole voting power over 0 shares, shared voting power over 3,086 shares, sole dispositive power over 366,177 shares, and shared dispositive power over 6,489 shares.

Ownership of Common Stock by Directors, Director Nominees & Executive Officers
	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class
Scott J. Vassalluzzo	2,069,283	(2)	35.4%
R. Chad Prashad	117,928		2.0%
D. Clinton Dyer	72,687		1.2%
John L. Calmes Jr.	73,665		1.3%
Luke J. Umstetter	44,738		*
Ken R. Bramlett, Jr.	37,519		*
Jason E. Childers	25,243		*
Scott McIntyre	25,886		*
A Lindsay Caulder	25,828		*
Charles D. Way	17,722		*
Darrell E. Whitaker	11,499		*
Benjamin E. Robinson III	3,437		*
Elizabeth R. Neuhoff	3,437		*
Directors and all executive officers as a group	2,528,872	(3)	43.2%
*Less than 1%.

(1)Includes the following shares of common stock subject to options currently exercisable or exercisable within 60 days of July 10, 2024: Mr. Bramlett - 5,000; Mr. Way - 5,000; Mr. Whitaker - 5,000; Ms. Neuhoff - 1,406; Mr. Robinson - 1,406 directors and executive officers as a group - 17,812. Includes the following unvested shares of restricted stock: Mr. Bramlett - 833; Mr. Way - 833; Mr. Whitaker - 833; Mr. Calmes - 52,500; Mr. Dyer - 52,500; Ms. Caulder - 21,000; Mr. Umstetter - 35,000; Mr. Prashad - 91,000; Mr. Childers - 21,000; Mr. McIntyre - 21,000; Ms. Neuhoff - 625; Mr. Robinson - 625; directors and executive officers as a group - 297,749.
(2)Mr. Vassalluzzo is a Managing Member of PGP.  See “Ownership of Shares by Certain Beneficial Owners” for additional information regarding shares beneficially owned by PGP, Prescott Associates L.P., Mr. Vassalluzzo, and Mr. Smith. The shares set forth in the table above reflect the shares held by Mr. Vassalluzzo, as an individual, as well as shares that he may be deemed to beneficially own.
(3)Includes an aggregate of (i) 17,812 shares underlying vested options and (ii) 297,749 unvested shares of restricted stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of March 31, 2024 regarding the Company’s three existing equity compensation plans, which are the World Acceptance Corporation 2008 Stock Option Plan (the "2008 Plan"), the World Acceptance Corporation 2011 Stock Option Plan (the "2011 Plan"), and the World Acceptance Corporation 2017 Stock Incentive Plan (the "2017 Plan").

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c) (2)
Equity compensation plans approved by security holders:
2008 Stock Option Plan (3)	360	50.32	—
2011 Stock Option Plan (4)	133,678	98.21	—
2017 Stock Incentive Plan	133,909	113.62	166,166	(5)
Equity compensation plans not approved by security holders	—	—	—
Total	267,947	$105.77	166,166
(1)For additional information on our stock plans, see Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2024.
(2)Awards may be issued in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and/or phantom stock under the 2017 Plan.
(3)The 2008 Plan terminated effective August 6, 2018, such that no further awards are available for issuance under this plan. Outstanding awards under this plan continue in accordance with the respective terms of such awards.
(4)The 2011 Plan terminated effective August 3, 2021, such that no further awards are available for issuance under this plan. Outstanding awards under this plan continue in accordance with the respective terms of such awards.
(5)The maximum number of shares of common stock that may be delivered under the 2017 Plan is 850,000 shares plus any shares subject to an award granted under the 2008 Plan and 2011 Plan, which award is forfeited, canceled, terminated, expires, or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited to or reacquired by the Company.

COMPENSATION DISCUSSION AND ANALYSIS
This CD&A describes the Company's compensation philosophy and programs generally, and explains the compensation paid to its Named Executive Officers. The Company's NEOs for fiscal 2024 were:
•R. Chad Prashad, President and Chief Executive Officer;
•John L. Calmes Jr., Executive Vice President, Chief Financial and Strategy Officer, and Treasurer;
•D. Clinton Dyer, Executive Vice President and Chief Branch Operations Officer;

•Luke J. Umstetter, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary;
•A. Lindsay Caulder, Senior Vice President, Human Resources;
•Scott McIntyre, Senior Vice President, Accounting; and
•Jason E. Childers, Senior Vice President, Information Technology
Fiscal 2024 Overview
The Company delivered strong financial and operating results in fiscal 2024 while continuing to take strategic steps that will enable future stability and growth.
Fiscal 2024 Highlights include:
•Increase in Net Income
•Significant capital return for shareholders
•Effective cost control
•Credit risk management
Our strategic priorities align with the focus areas of the qualitative component of our annual incentive compensation program, including positioning for the future, continuing to optimize our core business, stabilizing our core business to accommodate growth, continuing to maintain and strengthen the balance sheet and driving our mission as a socially responsible company.
The Company generated net income of $77.3 million and diluted earnings per share ("EPS") of $13.19 for the year. Net income and diluted EPS benefited from lower provision expense and the Company's proactive cost saving measures. The Company also returned $36.2 million to shareholders during the year through our share buyback program while maintaining a strong balance sheet.
For these reasons, in addition to those discussed below in the “Executive Compensation Program” section, the Compensation and Stock Option Committee and Board believe that the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement is fair and reasonable, and unanimously recommend that the Company’s shareholders vote in favor of Proposal 2, as described below in more detail, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as reported in this Proxy Statement.
Objectives of the Fiscal 2024 Executive Compensation Program
The Company’s fiscal 2024 executive compensation program was intended to (i) provide competitive compensation to attract and retain highly talented executives; (ii) align the interests of executives and shareholders; and (iii) motivate executives to achieve and surpass the long-term goals of the Company to increase shareholder value. The Company’s program sought to create a collegial atmosphere that encourages executives to cooperate toward the achievement of goals that benefit the Company and shareholders as a whole, while at the same time rewarding each executive’s individual contributions to the Company.
The Compensation and Stock Option Committee believes that a portion of an executive’s total compensation should be in the form of variable and performance-based compensation enhancing shareholder value. The Compensation and Stock Option Committee believes that EPS is the most important indicator of shareholder value. Accordingly, performance-based compensation generally is earned based on the achievement of EPS targets. The Compensation and Stock Option Committee believes that EPS as a measure of performance is important to shareholders because it allows shareholders to compare the returns we earn by investing capital in our core business with the return they could expect if we returned capital to shareholders and they invested in other securities.

In October 2018, the Company established a six-year, long-term incentive program ("Long-Term Incentive Program"), which provides executives the opportunity to earn above average compensation for performance exceeding the Company’s EPS goals and encourages retention through service-based equity awards. The Compensation and Stock Option Committee believes that the grant of equity compensation awards to executives appropriately aligns their compensation with the interests of shareholders and provides executives with an incentive to promote shareholder value. In addition, the Compensation and Stock Option Committee believes that the Long-Term Incentive Program will encourage intra- and inter- department asset allocation decisions for the long-term growth of the Company's revenue and earnings and foster increased efficiency throughout the Company.
Stock price performance is typically not a factor in setting annual compensation because the price of the Company’s stock is subject to a variety of factors outside of management’s control, such as historically low trading volumes and high volatility in the stock price.
As previously disclosed, in 2019, the Compensation and Stock Option Committee and the Board eliminated the short-term incentive plan as a component of the executive compensation program in order to promote long-term strategic planning and reduce short-term decision-making that could undermine long-term strategies and be inadvertently encouraged under an annual incentive program.
Process Overview
The Compensation and Stock Option Committee is appointed by the Board to assist the Board in discharging the Board’s responsibilities relating (i) to compensation of the Company’s directors and officers and (ii) to the granting of stock options, restricted stock, and other forms of equity compensation under the Company’s equity compensation plans. The Compensation and Stock Option Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies, and programs of the Company and for formulating, revising, and administering the Company’s equity compensation plans.
During fiscal year 2024, the Compensation and Stock Option Committee reviewed and approved the annual compensation for the Named Executive Officers: the President and Chief Executive Officer (“CEO”); the Executive Vice President, Chief Financial and Strategy Officer and Treasurer (“CFO”); the Executive Vice President and Chief Branch Operations Officer; the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary (“General Counsel”); the Senior Vice President, Human Resources; the Senior Vice President, Accounting; and the Senior Vice President, Information Technology. In addition, the Compensation and Stock Option Committee reviewed and approved the annual compensation for the senior and executive officers who are not NEOs. All grants of stock options and restricted stock in fiscal year 2024 were approved by the Compensation and Stock Option Committee.
Timing of Compensation Decisions
Cash compensation for our executive and non-executive officers is typically reviewed early in each fiscal year as the budget for the coming fiscal year is being finalized and following completion of a review of the Company’s annual financial statements and level of achievement of operating objectives and personal objectives for the prior fiscal year. Equity compensation awards are usually granted in the third quarter of each fiscal year; however, in light of the Long-Term Incentive Program that was adopted in October 2018, the NEOs did not receive any new grants of equity awards during fiscal 2024. The Compensation and Stock Option Committee may, however, review salaries or grant equity or cash compensation awards at other times as a result of new appointments, promotions or for other reasons during the year.

Role of Executives in Establishing Compensation
The CEO plays a role in the assessment and recommendation of compensation for the CEO’s direct reports and other officers of the Company, including the CFO, Executive Vice Presidents (“EVPs”), General Counsel, and Senior Vice Presidents ("SVPs"). The Company’s CEO provides information to the Compensation and Stock Option Committee regarding compensation matters generally and, in such instances, helps set the agenda for compensation discussions. The CEO is typically invited to attend general sessions of the Compensation and Stock Option Committee and, depending upon the topic to be discussed, may be invited to attend executive sessions of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee believes that the CEO’s insight into executive performance and compensation is an important factor when discussing and making decisions regarding executive compensation, and therefore the Compensation and Stock Option Committee typically asks the CEO for the CEO’s recommendations on compensation for all of the Company’s executive officers. The CEO is not present during Compensation and Stock Option Committee discussions concerning the CEO’s own compensation and does not play a role in recommendations regarding the CEO’s own compensation.
Other members of management attend meetings and executive sessions upon invitation by the Compensation and Stock Option Committee if and when the Compensation and Stock Option Committee believes their advice and input regarding specific matters before the Compensation and Stock Option Committee would be useful and appropriate.
Executive Compensation Program
During fiscal 2024, the Company’s compensation program was comprised of the following primary elements: base salary, long-term incentive compensation in the form of equity awards granted pursuant to the Company’s stock plans, post-employment compensation, and other employee benefits and perquisites.
Base Salary
Compensation and Stock Option Committee Philosophy
The Compensation and Stock Option Committee determines base salaries for each executive position based on the value of the individual’s experience, performance, and/or specific skill set. Base salaries are evaluated in the ordinary course of business, but generally each year at or around the time that the annual budget is approved. The Compensation and Stock Option Committee did not use an outside consultant or survey data when determining fiscal year 2024 base salaries.
Fiscal Year 2024
Historically, when determining annual base salary levels, the Compensation and Stock Option Committee’s primary consideration for NEOs was the contribution of each of the members of the executive team to the Company’s operational improvements. Further, in connection with the elimination of the short-term annual bonus plan as a component of the compensation program, the Board adjusted the base salaries of the Named Executive Officers and other senior executives to include the target bonus amounts in order to promote long-term strategic thinking and reduce short-term decision-making that could be inadvertently encouraged under an annual incentive program. The Compensation and Stock Option Committee has since determined to conduct executive base salary reviews every other year rather than annually. As a cost saving measure, Company management has recommended no base salary increases for the last several years. This was the case again in fiscal 2024.
As a result, there have been no base salary changes for NEOs during fiscal year 2024. As described below under “Executive Compensation - Employment Agreements,” certain NEOs have employment agreements which do not permit reductions in their base salaries exceeding certain amounts.

Long-Term Incentive Compensation
Compensation and Stock Option Committee Philosophy
The Compensation and Stock Option Committee intends to use long-term incentive compensation as a further means of attracting and retaining qualified and highly talented executive officers with a market competitive compensation program that supplements the base salary with longer-term incentives provided by stock options and restricted stock. The Compensation and Stock Option Committee also believes that equity-based awards foster an ownership mentality in executives and align the value of a significant component of executive compensation to the value realized by the Company’s shareholders.
Company Stock Plans
The Company currently maintains three stock plans: the 2008 Plan, the 2011 Plan, and the 2017 Plan. With respect to the 2017 Plan, the Company can grant incentive stock options to salaried employees and nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and/or phantom stock awards to employees or directors. Certain equity awards remain outstanding under the 2008 and 2011 Plan; however, no additional awards may be granted under the 2008 or 2011 Plan. The Board has delegated authority to administer the 2008, 2011, and 2017 Plans to the Compensation and Stock Option Committee. Under the 2008, 2011, and 2017 Plans, stock options must have an exercise price that is equal to or greater than the fair market value of the stock as of the date of grant. Except in the case of adjustments to reflect corporate transactions such as a merger or stock dividend, the exercise price of options granted under the 2008, 2011, and 2017 Plans may not be reduced, directly or indirectly (for example, by substitution of new options with a lower exercise price) without shareholder approval. Awards are subject to vesting conditions as determined by the Compensation and Stock Option Committee.
Equity awards, historically in the form of options and/or restricted stock awards, are usually granted in the third quarter, unless made in connection with new hires, promotions, or other special circumstances, in which case awards may be made at the time of such event. 100% of the stock options and restricted stock, respectively, granted in fiscal year 2023 were granted to employees who are not Named Executive Officers.
Long-Term Incentive Program
As previously discussed, the Compensation and Stock Option Committee and the Board implemented the “Long-Term Incentive Program to motivate and reward certain employees and to align management’s interest with shareholders by focusing executives on the achievement of long-term results. The program is comprised of four components: service-based stock options (“Service Options”), performance-based stock options (“Performance Options”), restricted stock awards (“Restricted Stock”), and performance-based restricted stock awards (“Performance Shares”).
Pursuant to the Long-Term Incentive Program, the Compensation and Stock Option Committee granted 202,800 Service Options, 121,770 Performance Options, 382,994 Restricted Stock and 369,000 Performance Shares under the 2011 Plan and the 2017 Plan to certain employees and executive officers during fiscal 2019. No equity awards were granted to Named Executive Officers during fiscal 2024, 2023, and 2022.
Performance-Based Awards
Performance Shares
Under the Long-Term Incentive Program, up to 100% of the Performance Shares will vest, if at all, based on the achievement of two, trailing EPS performance targets established by the Compensation and Stock Option Committee that are based on EPS (measured at the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2019) for the previous four calendar quarters. The Performance Shares are eligible to vest over a 6.5 year performance period beginning on September 30, 2018 and ending on March 31, 2025, following certification by the Compensation and Stock Option Committee of achievement of applicable performance targets (such period, the “Performance Share Measurement Period”) and subject to each respective employee’s continued employment at the Company through the last day of the quarter in which the performance targets are met. For certain NEOs, the Performance Shares are also subject to vesting in accordance with the terms of their employment agreement. See “Executive Compensation - Employment Agreements,” for additional information.

Trailing 4 Quarter EPS Targets	Restricted Stock Eligible for Vesting (Percentage of Award)
$16.35	40.0%
$20.45	60.0%
Performance Options
The Performance Options will fully vest if the Company attains the four quarter trailing EPS target over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025 in the table below. Such performance target was established by the Compensation and Stock Option Committee and will be measured at the end of each calendar quarter commencing on September 30, 2019. The Performance Options are eligible to vest if the performance target is met at the end of any quarter during the 6.5 year performance period beginning on September 30, 2018 and ending on March 31, 2025, following certification by the Compensation and Stock Option Committee of achievement of the performance target (such period, the “Option Measurement Period”), subject to each respective employee’s continued employment at the Company through the last day of the quarter in which the performance target was met. The Performance Options may also vest pursuant to the terms of the applicable award agreement or applicable employment agreement. The option price is equal to the fair market value of the common stock on the grant date and the Performance Options shall have a 10-year term.

Trailing 4 Quarter EPS Target	Options Eligible for Vesting (Percentage of Award)
$25.30	100%
Service-Based Awards
Restricted Stock
The Restricted Stock awards will vest in six equal annual installments, beginning on the first anniversary of the grant date, subject to each respective employee’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable employment agreement.
Service Options
The Service Options will vest in six equal annual installments, beginning on the first anniversary of the grant date, subject to each respective employee’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable employment agreement. The option price is equal to the fair market value of the common stock on the grant date and the Service Options shall have a 10-year term.
Fiscal 2019 - Fiscal 2025 Long-Term Incentive Program Equity Awards
The number of Performance Shares, Restricted Stock and Performance Options awarded to our Named Executive Officers during fiscal 2019 are set forth below. As of March 31, 2024, the Company has not attained the EPS targets set for Performance Options or Performance Shares; accordingly, such awards remain fully unvested and will be forfeited if the performance targets are not achieved by March 31, 2025. Our Named Executive Officers did not receive Service Options.

Name	Number of Performance Shares	Number of shares of Restricted Stock	Number of Performance Options
R. Chad Prashad	78,000	78,000	25,740
John L. Calmes, Jr.	45,000	45,000	14,850
D. Clinton Dyer	45,000	45,000	14,850
Luke J. Umstetter	30,000	30,000	9,900
A. Lindsay Caulder	18,000	18,000	5,940
Scott McIntyre	18,000	18,000	5,940
Jason E. Childers	18,000	18,000	5,940
Post-Employment Compensation
The Compensation and Stock Option Committee believes that providing supplemental retirement income to key executives under the Company’s 2005 Supplemental Income Plan is appropriate to recognize service to the Company and the limitations on an executive’s ability to ensure significant retirement income through the Company’s 401(k) retirement plan due to the contribution limitations applicable to such plans under applicable law (see “Executive Compensation – 2023 Pension Benefits Table” below). Severance compensation is also provided under employment agreements with certain executive officers (see “Executive Compensation - Employment Agreements” below) to attract and retain critical executive talent and to facilitate management stability and provide executives protection in the event of their termination without cause or constructive discharge, including in situations involving a change in control of the Company.
The Company has entered into employment agreements with Messrs. Prashad, Calmes, Jr., Dyer, and Umstetter. The Compensation and Stock Option Committee believes that the employment agreements are necessary to secure the services of these individuals on the terms and conditions stated in the agreements, and to provide management stability should there occur a significant corporate change in control event. As described in greater detail below, these agreements provide for the payment of severance benefits in the event of a change in control, but only if the executive is terminated without cause or constructively discharged within two years following the change in control, and for the payment of certain severance benefits even if no change in control has occurred in the event the executive’s employment is terminated without cause or for good reason. The Compensation and Stock Option Committee believes that the change in control severance triggers in these agreements strike an appropriate balance between Company and shareholder concerns about executive retention in the event of a change in control and the executives’ legitimate concerns regarding termination or diminution of duties in such an event. See below for a description of the Company's employment agreements that are currently in effect. A summary of the severance payments and benefits upon termination of employment under certain circumstances maybe be found below under “Potential Payments Upon Termination or Change in Control”.
Other Employee Benefits and Perquisites:
In order to provide competitive compensation and benefits to its executives, the Company provides the following benefits and perquisites:
•Life and Disability Insurance. The Company provides each NEO the same group long-term disability and life insurance as the Company in its sole discretion may from time to time provide to its other officers and employees. As described below under “Executive Compensation - Employment Agreements,” the Company has entered into employment agreements with certain NEOs that require the Company to provide specified minimum levels of long-term disability insurance coverage. In addition, if the individual becomes disabled, the Company will provide short-term disability benefits in the form of continued payment of his base salary for up to 90 days.
•Deferred Compensation. The Company maintains for its executives a non-qualified deferred compensation plan, the World Acceptance Corporation 2005 Executive Deferral Plan (the “2005 Executive Deferral Plan”). No NEOs currently have balances or otherwise participate in this plan, and the plan is unfunded. The plan does not provide for any Company contributions of any kind.

•Defined Contribution Plan. NEOs are eligible to participate in the Company’s 401(k) retirement plan. The 401(k) plan permits eligible employees to defer up to 15% of their annual eligible compensation, subject to certain limitations imposed by the Code. Employee elective deferral contributions are immediately vested and non-forfeitable. The Company makes a matching contribution equal to 50% of an employee’s elective deferral contributions not exceeding 6% of the employee’s annual eligible compensation. Matching contributions vest over a six-year period.
•Company Car. The Company provides each NEO and each of its other officer-level employees the unrestricted use of a Company car at no expense to the officer.
•Other. The Company makes available certain perquisites or fringe benefits to executive officers and other employees, such as professional society dues, club dues, food, and recreational fees incidental to official Company functions. See “Executive Compensation - Fiscal Year 2023 Components of All Other Compensation.”
Compensation Policies and Risk Management
On an ongoing basis, the Compensation and Stock Option Committee monitors the Company’s executive compensation programs for potential risks as part of the overall risk oversight function of the Board of Directors. See above under “Corporate Governance - Board Risk Oversight” and “Corporate Governance - Committees of the Board -Compensation and Stock Option Committee.” The Compensation and Stock Option Committee does not believe that the Company’s executive compensation programs encourage excessive or inappropriate risk taking.
Say-on-Pay
The Company provides its shareholders with the opportunity to vote their respective shares annually, commonly known as a “say-on-pay” proposal, on the compensation of the executive officers named in the Summary Compensation Table of the annual proxy statement. At our 2023 annual meeting of shareholders, our NEO compensation was approved by over 99% of the shares voted. The Compensation and Stock Option Committee believes that this vote affirms that a majority of our shareholders support the Company’s historical approach to executive compensation.
Anti-Hedging and Anti-Pledging Policies
The Company maintains an Insider Trading Policy. Pursuant to this policy, directors, officers, and employees of the Company are generally prohibited from engaging in hedging activities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Further, directors, officers, and other employees must obtain pre-clearance from the Company’s Chief Financial and Strategy Officer before placing Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Pre-clearance generally will be granted when the director, officer, or employee demonstrates the ability to repay the obligation with assets other than the pledged Company securities.
Clawback Policy
We maintain a Clawback Policy that complies with the applicable listing standards of Nasdaq and Rule 10D-1 of the Exchange Act. Our Clawback Policy is filed as, Exhibit 97, "Policy Relating to Recovery of Erroneously Awarded Compensation", to our Annual Report on Form 10-K for the year ended March 31, 2024.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation and Stock Option Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the review and discussion referred to above, the Compensation and Stock Option Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.
Compensation and Stock Option Committee
Ken R. Bramlett, Jr., Chair
Scott J. Vassalluzzo

Charles D. Way
Elizabeth R. Neuhoff
EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table includes information concerning compensation for each of the three fiscal years ended March 31, 2024, 2023, and 2022 for the Company’s Named Executive Officers (or such shorter period as such person has been a Named Executive Officer), including the CEO, the CFO, and the five (instead of three due to similarity in total compensation) other next most highly compensated executive officers of the Company who were serving as such as of March 31, 2024.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($) (2)	All Other compensation ($) (3)	Total ($)
R Chad Prashad	2024	840,000	—	—	—	—	83,277	42,460	965,737
President and Chief Executive Officer	2023	840,000	—	—	—	—	78,320	38,268	956,588
	2022	840,000	—	—	—	—	61,187	32,778	933,965

John L. Calmes, Jr.	2024	481,853	—	—	—	—	53,156	48,615	583,624
Executive Vice President, Chief Financial and Strategy Officer and Treasurer	2023	481,853	—	—	—	—	50,026	37,949	569,828
	2022	481,853	—	—	—	—	38,043	41,089	560,985

D. Clinton Dyer	2024	471,744	—	—	—	—	57,592	43,138	572,474
Executive Vice President and Chief Branch Operations Officer	2023	471,744	—	—	—	—	54,523	40,823	567,090
	2022	471,744	—	—	—	—	32,071	52,524	556,339

Luke J. Umstetter	2024	350,000	—	—	—	—	—	36,623	386,623
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2023	350,000	—	—	—	—	—	37,935	387,935
	2022	350,000	—	—	—	—	—	32,947	382,947

A. Lindsay Caulder	2024	301,000	—	—	—	—	—	43,978	344,978
Senior Vice President, Human Resources	2023	301,000	—	—	—	—	—	40,115	341,115
	2022	301,000	—	—	—	—	—	30,366	331,366

Scott McIntyre	2024	301,000	—	—	—	—	—	40,773	341,773
Senior Vice President, Accounting	2023	301,000	—	—	—	—	—	34,057	335,057
	2022	301,000	—	—	—	—	—	30,586	331,586

Jason E. Childers	2024	301,000	—	—	—	—	—	36,101	337,101
Senior Vice President, Information Technology	2023	301,000	—	—	—	—	—	31,214	332,214
	2022	301,000	—	—	—	—	—	28,399	329,399
(1)The amounts represent base salaries earned during the fiscal year.
(2)These amounts consist of the increase in the present value of the accumulated benefit at retirement of the NEO’s benefit under the 2005 SIP. As noted above, the Company maintains the 2005 Executive Deferral Plan, but currently no NEOs participate in this plan and earnings under such plan are not at above-market or preferential interest rates.
(3)Amounts in this column represent perquisites or personal benefits provided to the NEOs by the Company. Components of All Other Compensation in fiscal year 2024 are further described in a separate table below.

Fiscal Year 2024 Components of All Other Compensation

Benefits and Perquisites	Prashad ($)	Calmes ($)	Dyer ($)	Umstetter ($)	Caulder ($)	McIntyre ($)	Childers ($)
Company car (1)	33,822	36,933	33,641	27,105	33,441	30,236	27,069
Company contributions to 401(k) Plan	6,785	9,900	6,600	8,250	9,030	9,030	7,525
Term life insurance premiums	1,853	1,782	2,897	1,268	1,507	1,507	1,507
Total	42,460	48,615	43,138	36,623	43,978	40,773	36,101
(1)Includes the aggregate incremental cost for use of a Company-owned car (i.e., the annual lease value, fuel, maintenance, taxes, and insurance related to usage).
Prashad Employment Agreement
On April 1, 2019, the Company entered into an employment agreement with Mr. Prashad. The employment agreement has an initial three-year term commencing on October 15, 2018, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. Under the employment agreement, Mr. Prashad is entitled to an annual base salary of $840,000, subject to any adjustments approved by the Compensation and Stock Option Committee. His annual base salary may not be reduced below $420,000. Under the employment agreement, Mr. Prashad is generally eligible to participate in the Company’s long-term incentive compensation plans established by the Compensation and Stock Option Committee from time to time. The employment agreement requires the Company to provide long-term disability insurance that will provide disability benefits equal to $252,000. Under the employment agreement, the Company provides Mr. Prashad with an automobile (including maintenance, insurance, and fuel) at the Company's expense, and he is eligible to participate in other compensation and benefits programs and arrangements for which salaried employees of the Company are generally eligible.
Calmes Employment Agreement
On April 1, 2019, the Company entered into an employment agreement with Mr. Calmes. The employment agreement has an initial three-year term commencing on October 15, 2018, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term.
Mr. Calmes’ employment agreement is substantially similar to Mr. Prashad’s employment agreement with respect to compensation and benefits except that Mr. Calmes’ (a) base salary is initially $481,853; (b) annual base salary may not be reduced below $267,696; and (c) disability benefits equal $267,696.
Dyer Employment Agreement
On April 1, 2019, the Company entered into an employment agreement with Mr. Dyer. The employment agreement has an initial three-year term commencing on October 15, 2018, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term.
Mr. Dyer’s employment agreement is substantially similar to Mr. Prashad’s employment agreement with respect to compensation and benefits except that Mr. Dyer’s (a) base salary is initially $471,744; (b) annual base salary may not be reduced below $262,080; and (c) disability benefits equal $262,080.
Umstetter Employment Agreement
On April 1, 2019, the Company entered into an employment agreement with Mr. Umstetter. The employment agreement has an initial three-year term commencing on April 1, 2019, after which it automatically renews for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term.
Mr. Umstetter’s employment agreement is substantially similar to Mr. Prashad’s employment agreement with respect to compensation and benefits except that Mr. Umstetter’s (a) base salary is initially $350,000; (b) annual base salary may not be reduced below $250,000; and (c) disability and severance benefits and change in control payment equal $250,000.
Outstanding Equity Awards at Fiscal 2024 Year-End
The following table includes certain information with respect to the value at March 31, 2024 of all unexercised options and unvested restricted shares previously awarded to the NEOs.

		Option Awards						Stock Awards
Name	Plan	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Chad Prashad	2011 Plan	—	—	25,740	(2)	100.79	10/15/28	—	—	—		—
R. Chad Prashad	2011 Plan	—	—	—		—	—	13,000	1,884,740	—	(3)	—
R. Chad Prashad	2011 Plan	—	—	—		—	—	—	—	46,800	(4)	6,785,064
R. Chad Prashad	2011 Plan	—	—	0		—	—	—	—	31,200	(5)	4,523,376

John L. Calmes	2011 Plan	—	—	14,850	(2)	100.79	10/15/28	—	—	—		—
John L. Calmes	2011 Plan	—	—	—		—	—	7,500	1,087,350	—	(3)	—
John L. Calmes	2011 Plan	—	—	—		—	—	—	—	27,000	(4)	3,914,460
John L. Calmes	2011 Plan	—	—	—		—	—	—	—	18,000	(5)	2,609,640

D. Clinton Dyer	2011 Plan	—	—	14,850	(2)	100.79	10/15/28	—	—	—		—
D. Clinton Dyer	2017 Plan	—	—	—		—	—	7,500	1,087,350	—	(3)	—
D. Clinton Dyer	2017 Plan	—	—	—		—	—	—	—	27,000	(4)	3,914,460
D. Clinton Dyer	2017 Plan	—	—	—		—	—	—	—	18,000	(5)	2,609,640

Luke J. Umstetter	2011 Plan	—	—	9,900	(2)	100.79	10/15/28	—	—	—		—
Luke J. Umstetter	2017 Plan	—	—	—		—	—	5,000	724,900	—	(3)	—
Luke J. Umstetter	2017 Plan	—	—	—		—	—	—	—	18,000	(4)	2,609,640
Luke J. Umstetter	2017 Plan	—	—	—		—	—	—	—	12,000	(5)	1,739,760

A. Lindsay Caulder	2011 Plan	—	—	5,940	(2)	100.79	10/15/28	—	—	—		—
A. Lindsay Caulder	2017 Plan	—	—	—		—	—	3,000	434,940	—	(3)	—

A. Lindsay Caulder	2017 Plan	—	—	—		—	—	—	—	10,800	(4)	1,565,784
A. Lindsay Caulder	2017 Plan	—	—	—		—	—	—	—	7,200	(5)	1,043,856

Scott McIntyre	2011 Plan	—	—	5,940	(2)	100.79	10/15/28	—	—	—		—
Scott McIntyre	2017 Plan	—	—	—		—	—	3,000	434,940	—	(3)	—
Scott McIntyre	2017 Plan	—	—	—		—	—	—	—	10,800	(4)	1,565,784
Scott McIntyre	2017 Plan	—	—	—		—	—	—	—	7,200	(5)	1,043,856

Jason E. Childers	2011 Plan	—	—	5,940	(2)	100.79	10/15/28	—	—	—		—
Jason E. Childers	2017 Plan	—	—	—		—	—	3,000	434,940	—	(3)	—
Jason E. Childers	2017 Plan	—	—	—		—	—	—	—	10,800	(4)	1,565,784
Jason E. Childers	2017 Plan	—	—	—		—	—	—	—	7,200	(5)	1,043,856
(1)These amounts are based on the market value of the Company’s common stock at the close of business on March 31, 2024, which was $144.98.
(2)Performance Options will fully vest if the Company attains the four quarter trailing EPS target of $25.30 over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025. Although outstanding, the Performance Options are not expected to vest as, during fiscal 2024, the performance target was determined to be improbable of being achieved.
(3)The Restricted Stock shares vest at a rate of 16.7% per year with remaining vesting dates of October 15, 2023 and October 15, 2024. See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for additional information regarding Restricted Stock.
(4)Performance Shares will fully vest if the Company attains the four quarter trailing EPS target of $16.35 over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025. See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for additional information regarding Performance Shares.
(5)Performance Shares will fully vest if the Company attains the four quarter trailing EPS target of $20.45 over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025. See "Compensation Discussion and Analysis - Long-Term Incentive Compensation - Long-Term Incentive Program" for additional information regarding Performance Shares.
2024 Option Exercises and Stock Vested
The following table includes certain information regarding amounts realized by the NEOs on account of the exercise of stock options and the vesting of restricted stock during the fiscal year ended March 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Chad Prashad	—	—	13,000	1,609,270
John L. Calmes, Jr.	6,500	176,547	7,500	928,425
D. Clinton Dyer	—	—	7,500	928,425
Luke J. Umstetter	—	—	5,000	618,950
A. Lindsay Caulder	—	—	3,000	371,370
Scott McIntyre	—	—	3,000	371,370
Jason E. Childers	—	—	3,000	371,370

2024 Pension Benefits
The table below sets forth information regarding NEO benefits under the Company’s 2005 SIP described above under “Compensation Discussion and Analysis - Executive Compensation Program ‑ Post‑Employment Compensation.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Present Value of Accumulated Benefit at Death ($) (2)	Payments During Last Fiscal Year ($)
R. Chad Prashad	2005 SIP	9	589,907	1,966,357	—
John L. Calmes, Jr.	2005 SIP	10	407,525	1,263,326	—
D. Clinton Dyer	2005 SIP	21	721,480	1,236,823	—
Luke J. Umstetter (3)	—	—	—	—	—
A. Lindsay Caulder (3)	—	—	—	—	—
Scott McIntyre (3)	—	—	—	—	—
Jason E. Childers (3)	—	—	—	—	—
(1)Based on the assumptions disclosed in Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2024.
(2)Present value of 2005 SIP benefits payable at death was calculated as 45% of the executive’s adjusted base salary as of March 31, 2024 for 15 years assuming a 6% interest rate.
(3)Mr. Umstetter, Ms. Caulder, Mr. McIntyre and Mr. Childers do not participate in the Company’s 2005 SIP or any other pension benefit program.
The Company maintains the World Acceptance Corporation 2005 Supplemental Income Plan (the “2005 SIP”). Based on the CEO’s recommendations, the Compensation and Stock Option Committee approves the key executives who participate in the plan. The 2005 SIP is an unfunded plan, which means there are no specific assets set aside by the Company to fund its obligations under the plan. The participating executives have no rights under the plan beyond those of a general creditor of the Company.
•Generally, if a participant terminates employment after reaching normal retirement age (age 65), the participant is entitled to receive a monthly benefit equal to 45% of his base salary at the time of his retirement for a period of 15 years.
•A participant is eligible for an early retirement benefit if the participant terminates employment after reaching age 57, provided that he has participated in the plan for at least eight years. The early retirement benefit is a pro-rated portion of the normal retirement benefit, based on the days of service the participant has accrued at his early retirement date compared to the days of service that he would have accrued if he had continued employment until normal retirement age.
•If a participant dies while still employed by the Company or while receiving Company-sponsored long-term disability benefits, the participant is eligible to receive the normal retirement benefit regardless of age.
•If the Company terminates a participant (other than for malfeasance, dishonesty, or similar wrongdoing) or the participant terminates employment due to disability, the participant will receive a normal or early retirement benefit (depending on whether termination occurs before or after normal retirement age), as the age 57 and eight years of participation requirements for early retirement benefits do not apply in such circumstances.
•If a participant voluntarily terminates employment before qualifying for early or normal retirement or if the participant is terminated due to malfeasance, dishonesty, or other similar wrongdoing, the participant is not entitled to any benefits under the plan.
In connection with the termination of the short-term annual bonus plan and corresponding base salary adjustments that took effect as of April 1, 2019, the Company approved the First Amendment (the “Amendment”) to the 2005

SIP. The Amendment provides that the base salaries of the Named Executive Officers shall be adjusted by a salary adjustment factor to determine the Named Executive Officers’ benefits under the 2005 SIP. The salary adjustment factor for each of the Named Executive Officers that is a participant in the 2005 SIP is below:

R. Chad Prashad	0.50
John L. Calmes, Jr.	0.56
D. Clinton Dyer	0.56
The Company determined that the base salary used to determine benefits under the 2005 SIP should not be based on the adjusted fiscal 2019 base salaries. The Company believes that the revisions to incorporate the salary adjustment factor will decrease the named executive officer’s benefit under the 2005 SIP, which should cause the benefit to be more consistent with historical amounts.
Summary of Benefits Provided under Employment Agreements. The Named Executive Officers with employment agreements are entitled to certain benefits in connection with certain terminations of employment and/or a change in control, as summarized below.
Mr. Prashad.
•If the Company terminates Mr. Prashad’s employment without cause or if Mr. Prashad terminates his employment for “good reason,” (a) he will receive payment for his accrued base salary, vacation pay, and expenses, as well as any vested benefits due under any Company benefit plans or programs ("accrued compensation") through the termination date; (b) he will receive severance pay in an amount equal to $1,260,000; (c) the following awards will vest as of his termination date (or the date of Committee certification in the case of (iii) below): (i) stock options and other equity incentive awards (excluding awards granted under the Long-Term Incentive Program) with purely time-based vesting; (ii) awards granted under the Long-Term Incentive Program with purely time-based vesting that are scheduled to vest within the LTIP Year (as defined in his employment agreement) in which termination of employment occurs; and (iii) the pro-rata portion (based upon the time period from October 1, 2018 until the termination date) of his purely performance-based awards granted under the Long-Term Incentive Program that are scheduled to vest within 180 days after the date of termination and for which the Compensation and Stock Option Committee certifies that the applicable performance metrics were achieved within such 180-day period; and (d) he will receive a lump sum payment equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage. Stock options (both time-based and performance-based) that are vested on Mr. Prashad’s termination date will be exercisable for one year following the termination date, or until their expiration date if shorter; however, any purely performance-based stock options that vested during the 180-days following termination as described in (iii) above will be exercisable for 18 months following the date of Mr. Prashad’s termination.
•If the Company terminates Mr. Prashad’s employment for cause or he terminates his employment without good reason (including by giving notice that he will not extend the term of the employment agreement), he will only receive his accrued compensation through the termination date.
•If Mr. Prashad’s employment is terminated by the Company without cause or by Mr. Prashad with good reason within two (2) years following a change in control of the Company (as defined in the employment agreement), the Company will make a lump sum payment to Mr. Prashad equal to the sum of (a) his accrued compensation prior to termination; (b) an amount equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage; and (c) an amount equal to $1,260,000. In addition, his stock options and other incentive awards will vest in accordance with the terms of the applicable plans and award documents; provided that all vested stock options will be exercisable for a period of one year (or until the end of the original option term, if shorter).
•If Mr. Prashad’s employment is terminated due to his disability, the Company will pay him $420,000 over a period of 24 months but only at such times as he is not receiving benefits under the disability insurance provided by the Company. In addition, he will be entitled to receive his accrued compensation through the date of termination.

•If Mr. Prashad’s employment is terminated due to his death, the Company will be obligated to pay his estate his accrued compensation through the date of termination.
Under the employment agreement, “cause” generally means Mr. Prashad’s (a) gross misconduct or gross neglect in respect of his duties for the Company; (b) conviction of (or plea of nolo contendere to) a felony or of a misdemeanor where active imprisonment is imposed; (c) knowing and intentional failure to comply with applicable laws with respect to the execution of the Company’s business operations; (d) falsification of Company records or engaging in theft, fraud, embezzlement, dishonesty, or other conduct that has resulted or is likely to result in material damage to the Company’s or any of its affiliates’ business or reputation; (e) failure to comply with reasonable written directives of the Board, which is not remedied within thirty (30) days after receipt of written notice specifying such failure; (f) the willful and material violation of the Company’s policies, including its Code of Ethics; and (g) the willful failure to reasonably cooperate with any investigation authorized by the Board, which failure would reasonably be expected to have a material adverse effect on the Company.
Under the employment agreement, “good reason” generally means: (a) a reduction in Mr. Prashad’s base salary below $420,000; (b) a material diminution in his authority, duties or responsibilities; (c) a material diminution in the budget over which he retains authority; (d) requiring him to relocate his principal place of employment more than thirty-five (35) miles from the Company’s present headquarters; (e) a material breach of the agreement by the Company; or (f) the failure of the Company to renew the agreement.
Under the employment agreement, “change in control” generally means any of the following events:
(a) The consummation of (i) a merger, share exchange, or similar transaction involving the Company or any subsidiary, but only if Company voting securities are issued or issuable; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, unless, in either case, immediately after the transaction (A) the beneficial owners of the Company’s voting securities continue to own more than seventy percent (70%) of the voting power of the voting securities of the surviving company in substantially the same proportions as their ownership of the Company’s voting securities prior to the transaction; (B) no person (excluding any employee benefit plan sponsored by the surviving company or any company controlled by the surviving company) owns thirty-five percent (35%) or more of the combined voting power of the voting securities of the surviving company; and (C) at least a majority of the members of the board of directors of the surviving company are Incumbent Directors (as defined below);
(b) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a sale of the Company’s assets that does not constitute a change in control;
(c) if (i) any person acquires ownership of, or voting control over, twenty percent (20%) or more of the Company’s outstanding stock, in a single transaction or in a series of transactions occurring within a 12-month period (an “Acquiring Person”); provided that no person may become an Acquiring Person on account of: (A) any acquisition of stock by the Company or any subsidiary; (B) any acquisition of stock by an underwriter temporarily holding such securities pursuant to a securities offering; (C) any acquisition of stock by any employee benefit plan sponsored by the Company or any subsidiary; and (D) any acquisition of stock related to a merger, share exchange, or similar transaction that that does not otherwise constitute a change in control; and (ii) a majority of the members of the Board of Directors are or become individuals who are (A) the Acquiring Person; (B) affiliates of the Acquiring Person; and/or (C) individuals whose initial assumption of office as a director occurs as a result of (I) an actual or threatened election contest or solicitation of proxies by or on behalf of the Acquiring Person or (II) the recommendation or request of the Acquiring Person or any member of the Board who is an affiliate of the Acquiring Person; or
(d) During any period of twenty-four (24) consecutive months, individuals who were members of the Board of Directors at the beginning of such period (the “Incumbent Directors”) at any time during such period cease to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director during such period whose appointment, election or nomination was approved by a vote of at least a majority of the existing Incumbent Directors shall be considered as an Incumbent Director (excluding, however, any such individual who became a director as a result of an actual or threatened election contest or solicitation of proxies by or on behalf of a person other than the Board of Directors).

The employment agreement requires Mr. Prashad to execute a release of legal claims against the Company in order to receive any of the severance benefits provided by the agreement. The employment agreement also restricts Mr. Prashad from engaging in certain acts of competition with the Company and from soliciting the Company’s employees or inducing them to leave their employment with the Company during the term of the employment agreement and for a period of two years after the termination of his employment. He has also agreed to confidentiality and non-disparagement obligations that the Company believes are customary. Further, the employment agreement contains clawback and forfeiture provisions, which are in addition to any rights available to the Company included in the Company’s recently adopted clawback policy or similar provisions that may apply under applicable laws, rules or regulations.
Calmes Employment Agreement. Mr. Calmes’ employment agreement is substantially similar to Mr. Prashad’s employment agreement with respect to post-termination benefits except that Mr. Calmes’ (a) disability benefits equal $267,696; and (b) severance benefits and change in control payment equal $550,000.
Dyer Employment Agreement. Mr. Dyer’s employment agreement is substantially similar to Mr. Prashad’s employment agreement with respect to post-termination benefits except that Mr. Dyer’s (a) disability benefits equal $262,080; and (b) severance benefits and change in control payment equal $550,000.
Umstetter Employment Agreement. Mr. Umstetter’s employment agreement is substantially similar to Mr. Prashad’s employment agreement with respect to post-termination benefits except that Mr. Umstetter’s disability and severance benefits and change in control payment equal $250,000.
Quantification of Amounts Payable. The following tables describe the potential payments and benefits that would have been payable to our NEOs under our existing plans and agreements, assuming the occurrence of certain events, in each case, on March 31, 2024. The amounts shown in the tables do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of the NEOs. Because the disclosures in the following tables assume the occurrence of certain events as of a particular date and under a particular set of circumstances (and therefore make a number of important assumptions), the actual amount to be paid to each of our NEOs may vary significantly from the amounts included in the table. Note that the tables exclude unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses.
Severance Benefits
As of March 31, 2024, Messrs. Prashad, Calmes, Dyer, and Umstetter were entitled to severance benefits pursuant to their employment agreements in the event that they are terminated without cause or constructively discharged, as summarized above. The following table provides estimates of the amounts payable to Messrs. Prashad, Calmes, Dyer, and Umstetter assuming each had been terminated without cause or constructively discharged on March 31, 2024. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. Finally, Messrs. Prashad, Calmes, and Dyer are entitled to benefits under the 2005 SIP if they are terminated prior to death or retirement (other than for malfeasance, dishonesty or similar wrongdoing) as described above under “Compensation Discussion and Analysis - Executive Compensation Program - Post-Employment Compensation.” The value of such 2005 SIP benefits is included in the foregoing section (“2024 Pension Benefits Table”) and therefore is not included in the table below.

Name	Salary Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
R. Chad Prashad	1,260,000	15,581	1,884,740	3,160,321
John L. Calmes, Jr.	550,000	42,816	1,087,350	1,680,166
D. Clinton Dyer	550,000	42,944	1,087,350	1,680,294
Luke J. Umstetter	250,000	28,629	724,900	1,003,529
A. Lindsay Caulder	—	—	434,940	434,940
Scott McIntyre	—	—	434,940	434,940
Jason E. Childers	—	—	434,940	434,940
(1)The benefits continuation payment represents 18 months of COBRA premiums for Messrs. Prashad, Calmes, and Dyer and 12 months of COBRA premiums for Mr. Umstetter.
(2)Reflects the value (based on the Company’s closing stock price on March 31, 2024 of $144.98 or in the case of options, the excess of such closing stock price over the exercise price) of unvested stock options and restricted stock that become vested upon a termination without cause or constructive discharge.
Death Benefits
Certain benefits become due upon the death of a NEO, primarily life insurance benefits, benefits under the Company’s 2005 SIP and vesting of stock awards. The following table shows the death benefits that would have been due in the event that the respective NEO had died on March 31, 2024.

Name	Life Insurance Proceeds ($) (1)	Present Value of 2005 SIP Benefits ($) (2)	Benefits from Accelerated Equity Vesting ($) (3)	Total ($)
R. Chad Prashad	500,000	1,966,357	14,330,631	16,796,988
John L. Calmes, Jr.	500,000	1,263,326	8,267,672	10,030,998
D. Clinton Dyer	500,000	1,236,823	8,267,672	10,004,495
Luke J. Umstetter	500,000	—	5,511,781	6,011,781
A. Lindsay Caulder	500,000	—	3,307,069	3,807,069
Scott McIntyre	500,000	—	3,307,069	3,807,069
Jason E. Childers	500,000	—	3,307,069	3,807,069
(1)Life insurance proceeds represent two times the NEO's base salary, not to exceed $500,000.
(2)Present value of the 2005 SIP benefits payable at death was calculated as 45% of the executive’s adjusted base salary for 15 years, assuming a 6% interest rate.
(3)Reflects the value (based on the Company’s closing stock price on March 31, 2024 of 144.98 or in the case of options, the excess of such closing stock price over the exercise price) of unvested stock options and restricted stock that become vested upon death.

Disability Benefits
In the event that an NEO suffers a disability, the Company will continue to pay certain NEO's salary for a period of 90 days. After 90 days, the Company may terminate the NEO's employment, at which time the NEO would be eligible for long-term disability benefits. In addition, an NEO terminating employment due to disability may be eligible for benefits under the 2005 SIP. The following table sets forth the amounts that would have been payable to our NEOs had they terminated employment due to disability on March 31, 2024.

Name	Salary Continuation ($) (1)	Disability Severance ($) (2)	Long-Term Disability Pay ($) (3)	Present Value of 2005 SIP Benefits ($) (4)	Total ($)
R. Chad Prashad	210,000	210,000	3,321,282	514,787	4,256,069
John L. Calmes, Jr.	120,463	147,233	2,040,291	371,614	2,679,601
D. Clinton Dyer	117,936	144,144	1,578,247	547,048	2,387,375
Luke J. Umstetter	87,500	162,500	315,000	—	565,000
A. Lindsay Caulder	—	—	270,900	—	270,900
Scott McIntyre	—	—	270,900	—	270,900
Jason E. Childers	—	—	270,900	—	270,900
(1)Represents three months of the NEO's base salary as of March 31, 2024.
(2)Pursuant to the NEOs' employment agreements, disability severance is paid over a period of 24 months from date of termination for Messrs. Prashad, Calmes, Umstetter and Dyer, but only at such times as no other benefits are being received under the disability insurance provided by the Company.
(3)Long-term disability pay for Messrs. Prashad, Calmes, and Dyer was calculated as the present value (assumes a 6% interest rate) of 60% of the executive’s adjusted base salary as of March 31, 2024, paid for the period from the date of termination until the executive reaches age 65 as a result of treatment under the aforementioned 2005 SIP. The other NEOs listed are not participants under the 2005 SIP and receive 60% of their respective base salary for 18 months, up to $18,500 per month.
(4)Present value of the 2005 SIP benefits payable upon disability was calculated as 45% of the executive’s adjusted base salary for 15 years, assuming a 6% interest rate.
Change in Control Benefits
Named Executive Officers with employment agreements are entitled to certain benefits if they are terminated in connection with a change in control as described above. In addition, under the terms of certain outstanding stock option and restricted stock awards held by NEOs, those awards will fully vest upon a change in control, regardless of whether an NEO’s employment is terminated. Under the terms of the stock options and restricted stock awards granted under the 2017 Plan or in connection with the Company’s Long-Term Incentive Program, the NEO’s employment must be terminated within two years following a change in control in order to trigger vesting of such awards. The definition of change in control under the terms of the outstanding restricted stock awards held by NEOs is the same as the definition used in Mr. Prashad’s employment agreement. The definition of change in control for stock options awarded under the 2011 Plan is substantially similar, except that (a) in the case of a merger or asset sale, the exclusion for certain transactions requires that no person own more than 30% (rather than 35%) of the surviving entity; and (b) the change in control event relating to acquisition of stock requires acquisition of 30% or more of the Company’s outstanding stock (rather than 20%) but does not require that a majority of the Board of Directors be controlled by the acquiring person or its affiliates. Under the 2008 Plan, change in control is generally defined as any of the following:
(i)acquisition by a person of ownership of, or voting control over, twenty-five percent (25%) or more of the Company’s outstanding stock;
(ii)shareholder approval of (a) a definitive agreement to merge the Company with another company in which the Company is not the surviving company or pursuant to which any shares of stock of the Company would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Company in which the shareholders of the Company continue to own at least seventy-five percent (75%) of the stock or voting securities of the surviving company, in, the same proportions as they owned Company stock; (b) a definitive agreement to sell or otherwise dispose of all or substantially all the assets of the Company; or (c) a plan of complete liquidation or winding up of the Company;
(iii)a change in a majority of the Board of Directors within a 12-month period unless the nomination of each new director was approved by the vote of two-thirds of the members of the Board of Directors (or board nominating committee, if any) then still in office who were in office at the beginning of the 12-month period; or
(iv)any other event which the Board of Directors determines should constitute a change in control.
The table below shows the benefits that would have been due to the NEOs had their employment been terminated in connection with a change in control as of March 31, 2024.

Name	Salary Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
R. Chad Prashad	1,260,000	15,581	14,330,631	15,606,212
John L. Calmes, Jr.	550,000	42,816	8,267,672	8,860,488
D. Clinton Dyer	550,000	42,944	8,267,672	8,860,616
Luke J. Umstetter	250,000	28,629	5,511,781	5,790,410
A. Lindsay Caulder	—	—	3,307,069	3,307,069
Scott McIntyre	—	—	3,307,069	3,307,069
Jason E. Childers	—	—	3,307,069	3,307,069
(1)    The benefits continuation payment represents 18 months of COBRA premiums for Prashad, Calmes, and Dyer and 12 months of COBRA premiums for Mr. Umstetter.
(2)    Reflects the value (based on the Company’s closing stock price on March 31, 2024 of $144.98 or in the case of options, the excess of such closing stock price over the exercise price) of unvested stock options and restricted stock that become vested upon a change in control, in the case of awards granted under the 2011 Plan or upon a termination without cause or constructive discharge within two years following a change in control, in the case of awards granted under the 2017 Plan or in connection with the Company’s Long-Term Incentive Program

CEO PAY RATIO
2024 Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal 2024:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $42,718; and
•total compensation of our CEO was $965,737.
Based on the above information, for fiscal year 2024, the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO was 23 to 1.
The SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, therefore, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Pay Ratio Calculation
For fiscal 2024, in order to identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employees and our CEO, we took the following steps.
•First, we selected March 31, 2023 as the date on which we would identify the “median employee” of our Company because it is the last day of our fiscal year and would provide a fair representation of our employee population. We determined that, as of March 31, 2023, our employee population consisted of approximately 2,093 individuals that had been employed over the prior 12 months. This population consisted of our full-time, part-time, and temporary employees.
•Next, to identify the “median employee” from our employee population, we reviewed total gross compensation per employee from our payroll records for the 12-month period ending on March 31, 2023.
◦Our original median employee identified in 2023 has since terminated employment with the Company. Accordingly, for purposes of our fiscal 2024 pay ratio and in accordance with SEC rules, we replaced the original median employee with another employee who has substantially similar compensation as the original median employee based on the compensation measure used to select the original median employee. There were no other significant changes that would impact the Company's employee population, demographics or compensation arrangements.
•We determined that total gross compensation per employee from our payroll records is a consistently applied compensation measure which would provide a reasonable picture of the annual compensation of our employees.
•We calculated such median employee’s compensation for fiscal year 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the total compensation reported in the "2024 Summary Compensation Table."

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid for PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid for Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income	EPS
					Company TSR	Peer Group TSR(4)
2024	$965,737	$7,274,546	$427,762	$2,773,345	265.48	195.62	77,345,227	13.19
2023	$956,588	$(12,833,581)	$422,206	$(4,820,535)	152.52	145.88	21,231,990	3.60
2022	$933,966	$9,945,093	$415,437	$3,760,244	351.29	167.55	53,919,837	8.47
2021	$938,071	$11,889,842	$476,344	$4,602,519	237.61	120.99	88,282,828	13.23
(1)The principal executive officer (the “PEO”) for each of 2024, 2023, 2022 and 2021 is Mr. Prashad.
(2)The non-PEO named executive officers (the “Non-PEO NEOs”) for each applicable year include the following individuals: 2023, Messrs. John L. Calmes, Jr., D. Clinton Dyer, Luke J. Umstetter, S. McIntyre, and Jason E. Childers, and Ms. A. Lindsay Caulder; 2022, Messrs. John L. Calmes, Jr., D. Clinton Dyer, Luke J. Umstetter, S. McIntyre, and Jason E. Childers, and Ms. A. Lindsay Caulder; and 2021, Messrs. John L. Calmes, Jr., D. Clinton Dyer, and Luke J. Umstetter, and Ms. A. Lindsay Caulder.
(3)These dollar amounts represent the “compensation actually paid”, or “CAP”, to the PEO and the Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs, respectively, during the applicable year. To calculate CAP for the PEO and average CAP for the Non-PEO NEOs, the following amounts were deducted from and added to Summary Compensation Table total compensation:

Year	Summary Compensation Table Total for PEO(1)	Add: Year-End Value of Unvested Equity Awards Granted in Year	Add: Change in Value of Unvested Equity Awards Granted in Prior Years that Vested During Year	Add: Change in Year-End Value of Unvested Equity Awards Granted in Prior Years	Add: Vesting Date Value of Equity Awards Granted and Vested During Year	Total Compensation Actually Paid
2024	$965,737	$—	$557,700	$5,751,109	$—	$7,274,546
2023	$956,588	$—	$(1,134,510)	$(12,655,659)	$—	$(12,833,581)
2022	$933,966	$—	$973,765	$8,037,362	$—	$9,945,093
2021	$938,071	$—	$750,858	$10,200,913	$—	$11,889,842

Non-PEO NEO CAP
Year	Summary Compensation Table Total for PEO(1)	Less: RSA Grant in SCT	Add: Year-End Value of Unvested Equity Awards Granted in Year	Add: Change in Value of Unvested Equity Awards Granted in Prior Years that Vested During Year	Add: Change in Year-End Value of Unvested Equity Awards Granted in Prior Years	Add: Vesting Date Value of Equity Awards Granted and Vested During Year	Total Compensation Actually Paid
2024	$427,762	$—	$—	$207,350	$2,138,233	$—	$2,773,345
2023	$422,206	$—	$—	$(421,805)	$(4,820,936)	$—	$(4,820,535)
2022	$415,437	$—	$—	$326,690	$3,018,117	$—	$3,760,244
2021	$476,344	$72,279	$—	$278,203	$3,847,972	$72,279	$4,602,519
(4)The peer group that we used for purposes of this disclosure is the Nasdaq Financial Index, the same index used for our performance graph disclosed in our Annual Report on Form 10-K for the year ended March 31, 2024.
*We omitted the tabular list of financial performance measures because, in 2024, we did not use any financial performance measures other than EPS to link executive compensation actually paid to company performance.

Relationship Between Compensation Actually Paid and Financial Performance Measures
The following describe the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our company’s total shareholder return and that of the NASDAQ Financial Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
CAP versus TSR and Peer Group TSR

Example Total Return Performance
$15.00
$12.00
$9.00
$6.00
$3.00
$—
$(3.00)
$(6.00)
$(9.00)
$(12.00)
$(15.00)
Comparison Actually Paid
(in millions)
$390
$360
$330
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$—
Total Share Return
(value of initial $100 investment)
$11.89
$4.60
$9.95
$3.76
$(12.83)
$(4.82)
$7.27
$2.77
2021
2022
2023
2024
Fiscal Year Ended March 31,
CEO
Average of Non-CEO NEOs
Nasdaq Financial Index
World Acceptance Corporation

CAP versus Net Income

Compensation Actually Paid and Net Income
$15.00
$12.00
$9.00
$6.00
$3.00
$—
$(3.00)
$(6.00)
$(9.00)
$(12.00)
$(15.00)
Compensation Actually Paid (in millions)
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$—
Net Income (in thousands)
$11.89
$4.60
$9.95
$3.76
$(12.83)
$(4.82)
$7.27
$2.77
2021
2022
2023
2024
Fiscal Year Ended March 31,
CEO
Average of Non-CEO NEOs
Net Income

CAP versus EPS

Compensation Actually Paid and Earnings Per Share
Compensation Actually Paid (in millions)
Earnings Per Share
$15.00
$12.00
$9.00
$6.00
$3.00
$—
$(3.00)
$(6.00)
$(9.00)
$(12.00)
$(15.00)
20.00
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
—
$9.95
$3.76
$(12.83)
$(4.82)
7.27
2.77
2022
2023
2024
Fiscal Year Ended March 31,
CEO
Average of Non-CEO NEOs
EPS

DIRECTOR COMPENSATION
The following table summarizes the compensation the Company paid to non-employee members of the Board of Directors for the fiscal year ended March 31, 2024:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Ken R. Bramlett Jr.	100,000	—	—	—	100,000
Scott J. Vassalluzzo	90,000	—	—	—	90,000
Charles D. Way	100,000	—	—	—	100,000
Darrell E. Whitaker	80,000	—	—	—	80,000
Elizabeth R. Neuhoff	80,000	—	—	—	80,000
Benjamin E. Robinson III	80,000	—	—	—	80,000
(1)For fiscal year 2024, each non-employee director was paid $20,000 quarterly retainer along with any additional retainer amounts for Chairman of the Board ($2,500) and other Committee Chairs ($2,500 or $5,000). No additional fees were paid for attendance at meetings.
(2)The table below sets forth the total number of shares subject to stock awards and option awards outstanding as of March 31, 2024 held by non-employee directors.

Name	Stock Awards	Option Awards
Ken R. Bramlett Jr.	833	6,000
Scott J. Vassalluzzo	—	—
Charles D. Way	833	6,000
Darrell E. Whitaker	833	6,000
Elizabeth R. Neuhoff	625	2,031
Benjamin E. Robinson III	625	2,031
The Company pays its non-employee directors quarterly retainer fees. No additional fees are currently paid for meeting attendance. For the year ended March 31, 2024, the non-employee director compensation program was comprised of the following:
•Each non-employee director receives a quarterly retainer of $20,000
•The Chairman of the Board receives an additional quarterly retainer of $2,500
•Each Committee Chair receives an additional retainer, as follows:
◦Audit and Compliance: $5,000 quarterly
◦Compensation and Stock Option: $2,500 quarterly
◦Nominating and Corporate Governance: $2,500 quarterly
The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time. During fiscal 2024, none of the directors elected to defer any fees under this plan. The deferred fee plan does not provide for above-market or preferential earnings on deferred amounts. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.
Non-employee directors are also eligible to receive grants of non-qualified stock options and/or restricted stock under the Company’s 2011 Plan and/or various equity award grants under the Company’s 2017 Plan. None of our employee directors received any stock or option awards during fiscal 2024.

PROPOSAL 2 - APPROVAL, ON AN ADVISORY
BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking shareholders to vote, on an advisory (non-binding) basis, to approve the compensation of our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation program. Our most recent vote concerning the frequency of the say-on-pay vote was at our 2023 annual meeting of shareholders. Taking into consideration those voting results, we determined that we will hold an annual advisory vote to approve the compensation of our Named Executive Officers until the next required advisory vote on the frequency of such votes (which will take place at our 2029 annual meeting of shareholders).
The Company’s compensation policies and programs are designed to attract and retain experienced and highly-qualified executives critical to our long-term success and to reward performance that is aligned with shareholder interests. The Board believes that our compensation policies and programs achieve those objectives. We encourage you to closely review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for more information on our Named Executive Officers’ compensation.
Compensation Highlights
The following highlights of our executive compensation program exemplify our long-standing commitment to sound compensation practices:
•Awards of long-term equity incentives, in the form of performance-based stock awards, stock options, restricted stock awards and restricted stock units, directly align the interests of our NEOs with those of shareholders.
•Linking the personal financial interests of our NEOs to the Company’s long-term performance discourages excessive risk-taking and encourages behavior that supports sustainable shareholder value creation.
We seek to engage in responsible compensation and governance practices that incorporate industry best standards and promote the interest of our shareholders. These practices include:
•Hiring and retaining top talent through competitive pay and benefits;
•Aligning NEO compensation with shareholders' interests;
•Maintaining a compensation clawback policy; and
•Maintaining an independent compensation committee that complies with SEC and NASDAQ public company independence requirements and Rule 16b-3 “non-employee director” requirements (to the extent required by applicable law and rules) and includes individuals with public company compensation committee experience.
The Board recommends that our shareholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure requirements of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion provided herein, is hereby approved.”
Although this say-on-pay vote is advisory and, therefore, will not be binding on the Company, the Compensation and Stock Option Committee and the Board value the opinions of the Company’s shareholders. Accordingly, to the extent that there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the shareholders’ concerns, and the Compensation and Stock Option Committee and the Board will evaluate what actions may be necessary or appropriate to address those concerns.
Required Vote and Recommendation

The affirmative vote of a majority of the shares voted by the shareholders of shares entitled to vote at the Annual Meeting is required to approve, on an advisory (non-binding) basis, the say-on-pay resolution supporting the compensation of our Named Executive Officers as described in this Proxy Statement. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions and “broker non-votes,” if any, are not counted as shares voted and will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit and Compliance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit and Compliance Committee engages in an annual evaluation of the independent public accounting firm’s qualifications and also considers the advisability and potential impact of selecting a different independent registered public accounting firm.
After assessing the performance and independence of the Company’s independent registered public accounting firm for fiscal years 2024 and 2023, RSM US LLP, the Audit and Compliance Committee believes that retaining RSM US LLP is in the best interest of the Company and has therefore appointed RSM US LLP as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2025 fiscal year.
Although it is not required to do so, our Board is asking shareholders to ratify RSM US LLP’s appointment as a matter of good corporate governance. If our shareholders do not ratify the appointment, the Audit and Compliance Committee will consider changing our independent registered public accounting firm for the 2025 fiscal year, but it is not required to do so. Whether or not shareholders ratify RSM US LLP’s appointment, the Audit and Compliance Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
RSM US LLP has advised our Audit and Compliance Committee that the firm did not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries during the Company’s most recent fiscal year, and in accordance with our Governance Policy, its charter and other applicable rules and regulations, our Audit and Compliance Committee evaluates, annually, the independence of our independent registered public accounting firm. We expect representatives of RSM US LLP to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and we expect them to be available to respond to appropriate questions.
Audit Fees
The table below and the accompanying footnotes set forth the fees paid by the Company to RSM US LLP, for our last two fiscal years:

Description	Fiscal 2024	Fiscal 2023
Audit fees (1)	$959,759	$842,610
Audit-related fees (2)	73,500	75,863
Tax fees	—	—
All other fees	—	—
Total fees for all services	$1,033,259	$918,473
(1)Audit fees consisted of fees paid for assurance and related services related to the performance of the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q, and services normally provided in connection with our statutory and regulatory filings.
(2)Audit-related fees consisted of fees paid for services related to the performance of the audit of our employee benefit plan.
Our Audit and Compliance Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm.  Our Audit and Compliance Committee annually pre-approves a list of services that the independent registered public accounting firm may provide, which consists of audit services, audit-related services, tax services, and certain other services. If the Company requests, or the independent registered public accounting firm suggests, additional services during the year, these services may be undertaken only after review and approval by the Audit and Compliance Committee Chair, who then reports on such services to the full Audit and Compliance Committee at its next regularly scheduled meeting after approval by the

Chair. No audit or non-audit services were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.
Required Vote and Recommendation
Approval of the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year requires the affirmative vote of a majority of the shares voted on the proposal by the shareholders entitled to vote at the Annual Meeting. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions, if any, are not counted as shares voted and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
The Audit and Compliance Committee is composed of four directors, Charles D. Way (Chair), Ken R. Bramlett, Jr., Benjamin E. Robinson, III, and Darrell E. Whitaker, each of whom is independent within the meaning of both the applicable NASDAQ rules and the standards of independence for audit committee members under the Exchange Act. The Board has also determined that each current committee member is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Compliance Committee operates under a written charter approved by the Board.
The Company’s management is responsible for the Company’s financial reporting process, including the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"), and for the Company’s system of internal controls, including establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of those financial statements and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit and Compliance Committee is to assist the Board in fulfilling its oversight responsibilities by monitoring these processes. The Audit and Compliance Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  The Audit and Compliance Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with GAAP, or that the Company has maintained effective internal control over financial reporting.
The Audit and Compliance Committee met with our management and our independent registered public accounting firm, RSM US LLP, to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2024.  The Audit and Compliance Committee also discussed with RSM US LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit and Compliance Committee received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit and Compliance Committee concerning independence, and the committee discussed with RSM US LLP that firm’s independence.
Based upon the Audit and Compliance Committee’s review and discussions described above, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended March 31, 2024 in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the Securities and Exchange Commission.

Audit and Compliance Committee
Charles D. Way, Chair
Ken R. Bramlett, Jr.
Benjamin E. Robinson III
Darrell E. Whitaker

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
Under certain conditions, shareholders may request that we include a proposal or director nomination at a forthcoming meeting of our shareholders in the Company's proxy materials for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present a proposal to take action at the 2025 annual meeting of shareholders and include such proposal in our proxy materials must ensure that we receive the proposal at our principal office at 104 S. Main Street, Suite 400, Greenville, South Carolina 29601 in writing by March 24, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In order for a shareholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2025 annual meeting of shareholders (but not included in our proxy statement) the proposal must be delivered to, or mailed to and received by, the Corporate Secretary at the principal office of the Company by the close of business no less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2025 annual meeting of shareholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Corporate Secretary not earlier than April 23, 2025 and not later than close of business on May 23, 2025.
The shareholder notice, with respect to all shareholder proposals, must comply in all respects with the information required by Article II, Section 2 of the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: World Acceptance Corporation, P.O. Box 6429, Greenville, South Carolina 29606, Attention: Corporate Secretary.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 under the Exchange Act no later than June 23, 2025 and otherwise comply with Rule 14a-19.
It is presently anticipated that the Company’s 2025 annual meeting of shareholders will be held in August 2025. However, if the date of the 2025 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2025 annual meeting of shareholders and the new dates by which shareholder proposals submitted pursuant to and outside of SEC Rule 14a-8 must be received by the Company.

OTHER MATTERS
The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that shares of common stock represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
to be held on
August 21, 2024

FRONT

Revocable Proxy
ANNUAL MEETING OF SHAREHOLDERS
to be held on August 21, 2024

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, revoking all prior proxies, hereby appoints R. Chad Prashad and Luke J. Umstetter as proxies (the "Proxies") and each of them individually and with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of World Acceptance Corporation (the “Company”) held of record by the undersigned on July 10, 2024, the record date, at the annual meeting of shareholders to be held on August 21, 2024 or any adjournment or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR Proposals 1, 2, and 3.

1.ELECTION OF DIRECTORS:

1.Ken R. Bramlett, Jr.
2.R. Chad Prashad
3.Scott J. Vassalluzzo
4.Charles D. Way
5.Darrell E. Whitaker
6.Elizabeth R. Neuhoff
7.Benjamin E. Robinson III
☐ FOR all director nominees listed
☐ WITHHOLD authority to vote for all director nominees listed
☐ For all EXCEPT (to withhold authority to vote for any nominee(s), write the number of such nominee(s) below)

_______________________

2. APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at http://wrld.irinfo.com/WRLD2024.html.

BACK

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting, Proxy Statement and Annual Report and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

DATED: ___________________________________________, 2024

________________________________________________________
Signature

________________________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE